Exhibit 10.76
JV 333369
REAL ESTATE PURCHASE AND SALE AGREEMENT
BETWEEN
Suffern Self Storage, L.L.C., Jersey City Self Storage, L.L.C., Linden Self Storage, L.L.C.,
Webster Self Storage, L.L.C., Bronx Self Storage, L.L.C., American Storage Properties
North LLC, and The Storage Company LLC (collectively, as SELLER)
AND
Acadia Storage Post LLC, a Delaware limited liability company, as BUYER
FOR
The Property and the Storage Facilities located thereon as more fully described on
Schedule 1 attached hereto and made a part hereof.

REAL ESTATE PURCHASE AND SALE AGREEMENT
Table of Contents

ARTICLE 1 PURCHASE AND SALE

ARTICLE 2 BASIC TERMS

ARTICLE 3 REPRESENTATIONS, WARRANTIES, AND COVENANTS

3.1 Representations, Warranties, and Covenants by Seller
3.2 No Other Representations and Warranties by Seller
3.3 Representations, Warranties, and Covenants by Buyer
3.4 Buyer’s Reliance on Own Investigation; “AS-IS” Sale

ARTICLE 4 THE TRANSACTION

4.1 Escrow
4.2 Purchase Price
4.2.1 Earnest Money
4.2.2 Retention and Disbursement of Earnest Money
4.2.3 Loan Assumptions
4.2.4 Cash at Closing

4.3 Conveyance by Deed

ARTICLE 5 TITLE AND SURVEY

5.1 Title Commitment
5.2 Subsequent Matters Affecting Title and Survey

ARTICLE 6 CONDITION OF THE PROPERTY

6.1 Inspections
6.1.1 Inspection of Property
6.2 Entry onto Property
6.3 Environmental Matters
6.3.1 Buyer’s Environmental Investigation
6.3.2 Seller’s Environmental Reports
6.4 Approval and Termination
6.4.1 Buyer’s Right to Terminate
6.4.2 Seller’s Right to Terminate
6.5 Service Contracts
6.6 Management of the Property
6.7 Leasing

i

ARTICLE 7 CLOSING

7.1 Buyer’s Conditions Precedent to Closing
7.2 Seller’s Conditions Precedent to Closing
7.3 Deposits in Escrow
7.3.1 Seller’s Deposits
7.3.2 Buyer’s Deposits
7.3.3 Joint Deposits
7.3.4 Other Documents
7.4 Costs
7.5 Prorations
7.5.1 Generally
7.6 Insurance
7.7 Close of Escrow
7.8 Possession
7.9 Recorded Instruments
7.10 Tenant Notice

ARTICLE 8 CONDEMNATION AND CASUALTY

ARTICLE 9 NOTICES

ARTICLE 10 SUCCESSORS AND ASSIGNS

ARTICLE 11 BROKERS

ARTICLE 12 COVENANT NOT TO RECORD

ARTICLE 13 DEFAULT

13.1 Default By Buyer
13.2 Default By Seller

ARTICLE 14 NON-DEFAULT TERMINATION

ARTICLE 15 INDEMNITIES

15.1 Seller Indemnity
15.2 Buyer Indemnity
15.3 Unknown Environmental Liabilities
15.4 Release
15.5 Survival

ARTICLE 16 MISCELLANEOUS

16.1 Survival of Representations, Covenants, and Obligations

ii

16.2 Attorneys’ Fees
16.3 Publicity
16.4 Captions
16.5 Waiver
16.6 Time
16.7 Controlling Law
16.8 Severability
16.9 Construction
16.10 Execution
16.11 Amendments
16.12 Entire Agreement
16.13 Tax Free Exchange
16.14 Counterparts
RECEIPT BY ESCROWHOLDER
Exhibits

Exhibit A-1-	New York Form of Deed
Exhibit A-2 -	New Jersey Form of Deed
Exhibit B -	Assignment and Assumption of Leases
Exhibit C -	List of Environmental Reports
Exhibit D -	Exceptions to Representations and Warranties
Exhibit E -	Certificate of Non-Foreign Status
Exhibit F -	Rents in Arrears; Free Rent; Rent/Fees Paid more than one month in advance
Exhibit G -	Bill of Sale
Exhibit H -	Seller's Certificate
Exhibit I -	Buyer's Certificate
Exhibit J -	[Intentionally Deleted]
Exhibit K -	Assignment and Assumption of Service Contracts and Other Obligations
Exhibit L -	[Intentionally Deleted]
Exhibit M -	[Intentionally Deleted]
Exhibit N -	Tenant Notice
Exhibit O -	Assignment and Assumption of Real Estate Purchase and Sale Agreement
Schedules
Schedule 1 — list of Storage Facilities being conveyed
Schedule2 — list of trucks owned
Schedule 3 — allocation of Purchase Price

iii

REAL ESTATE PURCHASE AND SALE AGREEMENT
     THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (“Agreement”) is made and entered into as of the Effective Date (as defined below) between Suffern Self Storage, L.L.C., a Delaware limited liability company, Jersey City Self Storage, L.L.C., a Delaware limited liability company, Linden Self Storage, L.L.C., a New Jersey limited liability company, Webster Self Storage, L.L.C., a Delaware limited liability company, Bronx Self Storage, L.L.C., a Delaware limited liability company, American Storage Properties North LLC, a Delaware limited liability company, and The Storage Company LLC, a Delaware limited liability company (collectively, referred to as “Seller”), and Acadia Storage Post LLC, a Delaware limited liability company (hereinafter referred to as “Buyer”).
RECITALS
     A. Seller is the owner of the Property (as hereinafter defined), which includes, among other things, ten (10) storage facilities located thereon in the States of New York and New Jersey, as listed on Schedule 1 attached hereto and made a part hereof (each a “Storage Facility and collectively, the “Storage Facilities”).
     B. Seller desires to sell the Property to Buyer and Buyer desires to purchase the Property from Seller.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto intending to be legally bound hereby, agree as follows:
ARTICLE 1
PURCHASE AND SALE
     1.1 Subject to the terms and conditions contained herein, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, the Property.
ARTICLE 2
BASIC TERMS
     2.1 As used herein, the following Basic Terms are hereby defined as follows:

Buyer’s Address for Notice	Robert Masters, Esq.
c/o Acadia Realty Trust
1311 Mamaroneck Avenue, Suite 260
White Plains, New York 10605
Telephone: 914.288.8139
Facsimile: 914.428.3646

With a copy to:

Mr. Marc Slayton
c/o Post Management, LLC
204 West 84th Street, 2nd Floor
New York, New York 10024
Telephone: 212.799.8800
Facsimile: 212.799.8801
Buyer’s Taxpayer Identification Number

Closing Date	On or before February 1, 2008; provided, however, that if Buyer is not in default under this Agreement, it shall have the right to a thirty (30) day extension of the Closing Date by providing written notice to the Seller of such requested extension along with a payment in the amount of $500,000 on the date said extension is requested in immediately available funds (the “Non-Refundable Extension Payment”) which shall become non-refundable to Buyer from and after the date such payment is received by Seller except as expressly set forth in the following sentences. Seller shall not have any obligation to return or refund the Non-Refundable Extension Payment to Buyer for any reason. If Closing occurs, the Non-Refundable Extension Payment will added to the Purchase Price, increasing the final Purchase Price to $160,500,000, with the additional $500,000 towards the Purchase Price being allocated prorata among the properties in the same proportion as the allocations set forth in Schedule 3. For purposes of clarity, Seller shall have no obligation to return the Non-Refundable Extension Payment to Buyer if Buyer terminates the Agreement prior to Closing or if Buyer defaults under the Agreement. In the event of a default by Seller, if Buyer elects to terminate this Agreement and receive reimbursement of the Earnest Money pursuant to the terms of Section 13.2 hereof, Buyer shall also receive reimbursement of the Non-Refundable Extension Payment.

Notwithstanding anything to the contrary contained in this Agreement (i) any termination rights of Buyer or Seller shall only be exercised with regard to this entire Agreement and all of the Property, such that neither Buyer nor Seller shall have the right to terminate this Agreement as to less than all of the Storage Facilities and properties comprising the Property except as otherwise specifically permitted in this Agreement, (ii) an extension of the Closing Date as it relates to any portion of the Property pursuant to the terms of this Agreement shall extend the Closing Date as to the entire Property being conveyed hereby, such that the Closing on Buyer’s acquisition of all of the Storage Facilities comprising the Property shall be simultaneous, and (iii) in no event shall Seller convey, and Buyer accept, title to less than all of the Property except as otherwise specifically permitted in this Agreement.

Earnest Money	$10,000,000 non-refundable deposit in cash (Buyer may substitute an unconditional, irrevocable standby letter of credit issued to Sellers maturing no earlier than 120 days after the Closing Date and in form reasonably acceptable to Seller).

Effective Date	November 30, 2007

Escrowholder	Fidelity National Title Insurance Company, National Title Services
(subject to the provisions of Section 4.1 hereof)
Located at: 1330 Post Oak Blvd., Suite 2330
Houston, Texas 77056
Attn: Lolly Avant

Involved Seller Representative(s) (re: Representations, Warranties, and Covenants by Seller)	Robin Smith, an employee of Northwestern Investment Management Company, LLC, a wholly-owned affiliate of The Northwestern Mutual Life Insurance Company and Andrew J. Czekaj, Manager of American Storage Properties North Investors LLC

Long Term Service Contracts	(i) all Contracts with Yellow Pages for advertisements, (ii) software support contracts and (iii) those certain contracts with AFA-Fire Alarm, ADT Security and ATNM Refuse Removal for the Storage Facilities owned by The Storage Company LLC, which Long Term Service Contracts shall be assumed by Buyer at Closing

Materiality Limit (re: Casualty and Condemnation)	20% for each Storage Facility’s allocated value

Property	Seller’s interest in the land described in Schedule 1 to Exhibit A attached hereto, which includes the Storage Facilities together with all rights, outlots, privileges, easements, and rights of way appurtenant to the land (i) access to a public way, (ii) right, title and interest in and to any land lying in the bed of any street, road or avenue opened or proposed, appurtenant to, abutting or adjoining the Land, to the center line thereof, (iii) right, title and interest in and to any award made or to be made in lieu thereof, and in and to any unpaid award for damage to the Land by reason of change of any grade of any street and (iv) any land use entitlements, including any certificates of occupancy, special exceptions, variances or site plan approvals or other authorizations issued or granted by any governmental authority (hereinafter referred to as the “Land”), together with the following: (a) all buildings, improvements, and structures located on the Land (hereinafter referred to as the “Improvements” and, together with the Land, the “Real Property”); (b) all personal property owned by Seller which is used in the operation of the Real Property and located thereon, including all fixtures, appliances, furniture, furnishings, equipment, supplies, lighting systems, but excluding all software, computers and computer-related equipment in the property management office located on the Property and any inventory of items sold by Seller to tenants or other customers which is remaining at the Storage Facilities at the time of Closing, with no requirement for Seller to have any remaining inventory at the time of Closing (hereinafter referred to as the “Personal Property”); (c) all of Seller’s interest in any and all Tenant Leases (as defined below), including those agreements entered into after the Effective Date, Seller’s interest in any and all Records Management Contracts (as defined below), and any and all Service Contracts (as defined below), affecting the Real Property to which Seller is a party and which (i) Seller chooses to assign and (ii) Buyer chooses to have assigned to it and to assume pursuant to the provisions of Subsection 6.4.1 hereof provided, however, that the Long Term Service Contracts shall be assumed by Buyer at Closing (d) those certain trucks owned by Seller as set forth on Schedule 2 (but excluding that certain 2001 Ford van registered to East Coast Storage LLC having a vehicle identification number of 1FDWE34L31HA91053). (e) all tangible and intangible personal property used in connection with the records management business at 30-28 Starr Avenue, Long Island City, New York, owned by The Storage Company LLC, and all of Seller’s rights in the Records Management Contracts (defined below), and such other rights, interests, and properties as may be specified in this Agreement to be sold, transferred, assigned, or conveyed by Seller to Buyer and (f) all leases for cell towers and billboards at the Property. Notwithstanding the foregoing, specifically excluded from the Property is any property containing the name “Storage Post” and any proprietary name or logo used by Seller and any property owned by tenants at each Storage Facility. All of the following, if any, in the possession or control of Seller: warranties, guarantees (collectively the “Executory Contracts”), as-built plans and specifications for the Improvements, existing surveys, copies of any records and files (other than budgets, appraisals, projections and audits) pertaining to the ownership and operation of the Property (as defined below), to the extent assignable (collectively, the “Intangible Property”). Seller hereby agrees to execute any documents additional to those provided for in this Agreement necessary to convey the Intangible Property to Buyer, provided that such documents do not impose any additional liability or expense upon Seller in excess of that provided for in this Agreement.

Purchase Price	$160,000,000 to be allocated in accordance with Schedule 3 attached hereto and made a part hereof

Records Management Contracts	All contracts for records management at the Storage Facility located at 30-28 Star Avenue, Long Island City, New York owned by The Storage Company LLC

Seller’s Address for Notice	The Northwestern Mutual Life
Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attn: Nicholas DeFino,
Director — Asset Management
Telephone: 414-665-7315
Fax: 414-625-7315
E-Mail: nickdefino@northwesternmutual.com

with copies to:	The Northwestern Mutual Life
Insurance Company
8444 Westpark Drive, Suite 600
McLean, Virginia 22102
Attn: Robin Smith,
Director — Field Asset Management
Telephone: 703-269-6600

Fax: 703-288-9181
E-Mail:
robingsmith@northwesternmutual.com

and

With copies to:	Stephen J. Garchik
American Storage Properties North Investors, LLC
9001 Congressional Court
Potomac, Maryland 20854
Telephone: 301-299-8616
Fax: 301-365-9154
Email: Garchik@aol.com

And

Andrew J. Czekaj
American Storage Properties North Investors, LLC
560 Herndon Parkway, Suite 210
Herndon, Virginia 20170
Telephone: 703-925-5215
Fax: 703-709-0638
e-mail; Andrew.czekaj@cambridgeus.com

and
Kathleen M. Weinstein, Esq.
Snider & Weinstein PLLC
900 17th Street, N.W., Suite 410
Washington, D.C. 20006
Telephone: 202-293-9400
Fax: 202-293-9401
e-mail: kathleen.weinstein@sniderweinstein.com

Seller’s Brokers	CB Richard Ellis, Inc.
Steve Hrysko
200 Public Square, Suite 2560
Cleveland, OH 44114
Telephone: 216-363-6475

Transwestern Commercial Services
Attn: Gerald Trainor

1667 K Street, N.W., Suite 300
Washington, D.C. 20006
Telephone: 202-775-7091

Service Contracts	Any and all contracts and service agreements, other than Long Term Service Contracts, affecting the Property to which Seller is a party and which Buyer chooses to assume pursuant to this Agreement.

Tenant Leases	All leases of self-storage space in the Improvements.

Title Insurer	New York Land Services, a Division of LandAmerica
630 Third Avenue, 5th Floor
New York, New York 10017
Attention:
Telephone: 212.490.2277
Facsimile:
ARTICLE 3
REPRESENTATIONS, WARRANTIES, AND COVENANTS
     3.1 Representations, Warranties, and Covenants by Seller. Subject to the limitations set forth in Sections 3.2 and 15.1 hereof, Seller hereby represents and warrants to Buyer that:
(a)	Seller has the full legal power, authority, and right to execute, deliver, and perform its obligations under this Agreement, and Seller’s performance hereunder has been duly authorized by all requisite action on the part of Seller, and no remaining corporate action is required to make this Agreement binding on Seller. Seller has duly executed this Agreement and it is binding on and enforceable against Seller.

(b)	There are no employees of Seller working at the Property.

(c)	None of the entities comprising Seller, any person or entity owning (directly or indirectly) a ten percent (10%) or greater ownership interest in any of the entities comprising Seller, nor any guarantor and/or indemnitor of the obligations of Seller hereunder: (i) is now or shall become, a person or entity with whom Buyer is restricted from doing business with under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those names on OFAC’s Specially Designated Nationals and Blocked Person list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action: (ii) is now or shall become, a person or entity with whom Buyer is restricted from doing business with under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, or the regulations or orders thereunder: and (iii) is not knowingly engaged in, and shall not engage in, any dealings or transaction, or be otherwise associated with such persons or entities described in (i) and (ii) above.

(d)	To Seller’s Actual Knowledge, the rent rolls attached hereto and incorporated herein as Schedule 2 to Exhibit B are true, correct, and complete as of the date specified thereon (to be updated as of the Closing Date), such list containing the identification of each space in the Property and, for each such space, the name of the tenant, the date of the Tenant Lease, the monthly rental and the security deposit.

(e)	Seller has not been served in any litigation, arbitration, or other judicial, administrative, or other similar proceedings involving or related to the Property which is currently pending and which would have a material impact on Buyer’s ownership or operation of the Property.

(f)	To Seller’s Actual Knowledge, the list of Service Contracts attached hereto as Schedule 2 to Exhibit K is true, correct, and complete as of the date specified thereon (to be updated as of the Closing Date).

(g)	Seller has received no written governmental notice of any actual condemnation of the Property or any part thereof nor to Seller’s Actual Knowledge has Seller received any written governmental notice of any threatened condemnation of the Property or any part thereof.

(h)	Based upon the Seller’s title insurance policies for the Property, Seller owns good and marketable title to the Property, free and clear of all liens and encumbrances except for the Permitted Exceptions and the existing mortgages.

(i)	True, correct and complete copies of the form lease used at each Storage Facility have been delivered by Seller to Buyer. Other than Tenant Leases which inadvertently are not included on the rent rolls but are in full force and effect, or Tenant Leases which are no longer effective, but are inadvertently included on the rent rolls, the Tenant Leases listed on the rent rolls constitute the only leases, licenses, guaranties or other agreements for the use or occupancy of the Property other than the Records Management Contracts. To Seller’s Actual Knowledge, other than the Tenant Leases listed on the rent rolls and the Records Management Contracts, there are no other leases, licenses, concessions or other written or oral agreements for the use or occupancy of the Property.

     (j) To Seller’s Actual Knowledge, all rents (base, additional and percentage) are being paid and are current, except as otherwise set forth in Exhibit F.
     (k) Except as set forth in Exhibit F, to Seller’s Actual Knowledge, no tenant has paid any rent, fees, or other charges for more than one month in advance which would result in any tenant’s ability to credit such advance payment against any payment due by tenant after the Closing Date, nor is any tenant entitled to any free rent, abatement of rent or similar concession.
     (l) Except as otherwise set forth in Exhibit D there are no actions or proceedings pending or to Seller’s Actual Knowledge threatened by any tenant under any Tenant Lease.
     (m) Except as otherwise set forth in Exhibit D, there are no notices, claims, actions or proceedings (zoning or otherwise), including, without limitation, governmental investigations, pending, or relating to, the Property or against Seller or any of its affiliates or agents, or the transactions contemplated by this Agreement.
     (n) There are no special or other governmental, quasi-governmental, public or private assessments for public improvements or otherwise now affecting the Property (other than those special assessments or typical municipal maintenance and operation of such items as sewer, water, drainage and the like which appear annually as a part of the real estate tax bill affecting the Property) and (b) to Seller’s Actual Knowledge, there are no contemplated improvements affecting the Property that may result in special assessments affecting the Property; without limiting the generality of the foregoing, the Property is not subject to any lien of any homeowners, landowners or other association having a common purpose.
     (o) All of the Personal Property is owned by the Seller free and clear of any liens or encumbrances except for liens securing the Existing Loans (as hereinafter defined) and all other exceptions and encumbrances which are required by this Agreement to be removed at or prior to the Closing shall be removed.
     (p) To Seller’s Actual Knowledge, and to the actual knowledge of Frederick W. Bessette, Esq., Assistant General Counsel for The Northwestern Mutual Life Insurance Company, Seller has not received any written notice of a violation of any Hazardous Substance Laws. For purposes of this Agreement, the term:
          (i) “Hazardous Substance Laws” means any local, state or federal law or regulation relating to the use or disposition of Hazardous Material, including, without limitation, the Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Toxic Substance Control Act, the Safe Drinking Water Control Act, the Federal Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, and the Occupational Safety and Health Act, as the same may be amended from time to time.
     (q) Except for this Agreement and the Tenant Leases, the Records Management Contracts and Service Contracts, there are no outstanding agreements, options, rights of first refusal, rights of first offer, conditional sales agreements or other agreements or arrangements, whether oral or written, regarding the purchase and sale of the Property, the lease or occupancy of any part of the Land or Improvements, or which otherwise affect any portion of or all the Property.
     (r) The execution, delivery and performance of this Agreement by Seller shall not require the consent of any third-party, except the Lenders (as hereinafter defined).
     (s) Seller has not received any notice from the insurance company insuring the Property to correct any deficiencies in the physical condition of the Property.
     Buyer hereby acknowledges that (i) Seller makes no representations or warranties concerning any patents, trademarks, copyrights, or other intellectual property rights and (ii) “Seller’s Actual Knowledge,” upon which all of the representations and warranties set forth in this Article are based, means only the current actual knowledge of the Involved Seller Representative(s), without conducting any investigations, or inquiry or review of files in Seller’s possession or control in connection with this transaction or the making of the representations contained in this Article. There are no employees of Seller or Northwestern Investment Management Company, LLC, who have information regarding the representations and warranties set forth in this Section which would be superior to that of the Involved Seller Representative(s). Seller shall promptly notify Buyer of any event or circumstance which makes any representation or warranty by Seller in this Agreement untrue. At Closing, as defined in Section 7.7 hereof, Seller shall deliver to Buyer a Seller’s Certificate in the form of Exhibit H attached hereto.
     3.2 No Other Representations and Warranties by Seller. Except as set forth in Section 3.1 hereof and the representations expressly set forth in any documents executed by Seller and to be delivered to Buyer at Closing, Seller makes no other, and specifically negates and disclaims any other representations, warranties, promises, covenants, agreements, or guarantees of any kind or character whatsoever, whether express or implied, oral, or written, past, present, or future, with respect to the Property, including, without limitation: (i) the ownership, management, and operation of the Property; (ii) title to the Property; (iii) the physical condition, nature, or quality of the Property, including, without limitation, the quality of the soils on and under the Real Property, and the quality of the labor and materials included in the Improvements, fixtures, equipment, or Personal Property comprising a portion of the Property; (iv) the fitness of the Property for any particular purpose; (v) the presence or suspected presence of Hazardous Material on, in, under, or about the Property (including, without limitation, the soils and groundwater on and under the Real Property); (vi) the compliance of the Real Property with applicable governmental laws or regulations, including, without limitation, the Americans with Disabilities Act of 1990, environmental laws and laws or regulations dealing with zoning or land use; or (vii) the past or future operating results and value of the Property (which matters described in clauses (i)-(vii) above are hereinafter collectively referred to as “Condition and Quality of the Property”). Except as is expressly set forth in this Agreement to the contrary, Buyer acknowledges that it is not relying upon any representation of any kind or nature made by Sellers or Broker or any of Seller’s respective direct or indirect members, partners, officers, directors, employees or agents (collectively, the “Seller Related Parties”) with respect to the

Property, and that, in fact, no such representations were made except as expressly set forth in this Agreement.
     3.3 Representations, Warranties, and Covenants by Buyer. Buyer hereby represents and warrants to Seller that:
(a)	Buyer has the full legal power, authority, and right to execute, deliver, and perform its legal obligations under this Agreement, and Buyer’s performance hereunder has been duly authorized by all requisite action on the part of Buyer, and no remaining action is required to make this Agreement binding on Buyer. Buyer has duly executed this Agreement and it is binding on and enforceable against Buyer.

(b)	Buyer shall deliver to Seller, pursuant to the provisions of Subsection 6.3.1 hereof, any and all environmental reports on or concerning the Property that will be prepared by Buyer or on Buyer’s behalf.

(c)	All documents and information relating to the Property which are disclosed to or obtained by Buyer during the term of this Agreement (“Property Information”) shall be held by Buyer in strict confidence. Buyer shall not disclose Property Information to any third party except (a) to Buyer’s partners, directors, officers and employees, investors and/or to its lenders, advisors, outside counsel, accountants and employees (“Buyer Parties”), and if so disclosed, then only to the extent necessary to facilitate Buyer’s evaluation of the condition of the Property or its financing of the same on a “need-to-know” basis; (b) a required disclosure to any governmental, administrative, or regulatory authority having or asserting jurisdiction over either Buyer, Seller, or the Property; or (c) to any person entitled to receive such information pursuant to a subpoena or other legal process. Notwithstanding the foregoing, Property Information shall not include the following: (i) information which has been or becomes generally available to the public other than as a result of a disclosure by Seller; or (ii) information which was available to Buyer on a non-confidential basis prior to its disclosure to Buyer by Seller. Buyer shall inform all Buyer Parties to whom it has disclosed Property Information of the confidential nature of the same, and Buyer shall be responsible in the event that such Buyer Parties fail to treat such Property Information confidentially.

(d)	Buyer has the financial capacity to perform its obligations under this Agreement.

(e)	Neither Buyer, any person or entity owning (directly or indirectly) a ten percent (10%) or greater ownership interest in Buyer, nor any guarantor and/or indemnitor of the obligations of Buyer hereunder: (i) is now or shall become, a person or entity with whom Seller is restricted from doing business with under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) is now or shall become, a person or entity with whom Seller is restricted from doing business with under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, or the regulations or orders thereunder; and (iii) is not knowingly engaged in, and shall not engage in, any dealings or transaction, or be otherwise associated with such persons or entities described in (i) and (ii) above.
     Buyer shall promptly notify Seller of any event or circumstance which makes any representation or warranty by Buyer under this Agreement untrue. At Closing, Buyer shall deliver to Seller a Buyer’s Certificate in the form of Exhibit I attached hereto. The provisions of Subsections 3.3(b) and (c) shall survive the termination of this Agreement indefinitely.
     3.4 Buyer’s Reliance on Own Investigation; “AS-IS” Sale.
(a)	Buyer agrees and acknowledges that, as of the Closing Date, Buyer shall have made such feasibility studies, investigations, title searches, environmental studies, engineering studies, inquiries of governmental officials, and all other inquiries and investigations as Buyer shall deem necessary to satisfy itself as to the Condition and Quality of the Property.

(b)	Except as represented and warranted by Seller pursuant to the terms and provisions of Section 3.1 hereof, or in any document required to be executed by Seller and delivered to Buyer at Closing, Buyer acknowledges and agrees that, at Closing, Buyer shall buy the Property in its then condition, “AS IS, WHERE IS,” with all faults and solely in reliance on Buyer’s own investigation, examination, inspection, analysis, and evaluation. Buyer is not relying on any statement or information made or given, directly or indirectly, orally or in writing, express or implied, by Seller, its agents or broker as to any aspect of the Property, including without limitation, the Condition and Quality of the Property (as defined in Section 3.2 hereof), but rather, is and will be relying on independent evaluations by its own personnel or consultants to make a determination as to the physical and economic nature, condition, and prospects of the Property.

(c)	The agreements and acknowledgments contained in this Section 3.4 constitute a conclusive admission that Buyer, as a sophisticated, knowledgeable investor in real property, shall acquire the Property solely upon its own judgment as to any matter germane to the Property or to

Buyer’s contemplated use or investment in the Property, and not upon any statement, representation or warranty by Seller or any agent or representative of Seller (including Seller’s Broker), which is not expressly set forth in this Agreement.

(d)	Notwithstanding anything in this Agreement to the contrary, as a sophisticated and knowledgeable investor in real property, Buyer is aware that mold, water damage, fungi, bacteria, indoor air pollutants or other biological growth or growth factors (collectively called “Indoor Air Pollutants”) may exist at the Property and that such Indoor Air Pollutants may be undiscoverable during routine or invasive inspections, ownership, or operations of the Property. In evaluating its purchase of the Property and determining the Purchase Price, Buyer has taken (or shall take) these matters into account, and Buyer shall assume, at Closing, the risk of all Indoor Air Pollutants, including, without limitation, those resulting from patent or latent construction defects.
     The provisions of this Section 3.4 shall survive Closing.
ARTICLE 4
THE TRANSACTION
     4.1 Escrow. In order to effectuate the conveyance contemplated by this Agreement, the parties hereto agree to open an escrow account with Escrowholder. A copy of this Agreement shall be delivered to, and receipt thereof shall be acknowledged by, Escrowholder upon full execution hereof by Seller and Buyer.
     4.2 Purchase Price. Subject to the provisions hereof, Buyer agrees to pay the Purchase Price for the Property to Seller as follows:
          4.2.1 Earnest Money. No later than 4:00 PM Eastern Standard Time on Friday, November 30, 2007, Buyer shall deposit with Escrowholder the Earnest Money in cash or other immediately payable funds, or, at Buyer’s election, an unconditional, irrevocable standby letter of credit issued to Seller with an expiration date no earlier than 120 days after the Effective Date. If Buyer fails to timely deposit the Earnest Money with Escrowholder this Agreement shall become null and void.
          4.2.2 Retention and Disbursement of Earnest Money. If the transaction contemplated by this Agreement closes in accordance with the terms and conditions of this Agreement, then at Closing the Earnest Money and all interest earned thereon shall be applied against the Purchase Price. In the event of a default by Buyer, the Earnest Money shall be delivered to Seller pursuant to the terms herein and all interest earned thereon shall be paid to Seller. The Earnest Money, if in the form of cash, shall be held in an interest-bearing account at a federally-insured bank in the name of Buyer. Escrowholder shall not disburse any of the

Earnest Money except in accordance with (a) this Agreement; (b) written instructions executed by both Buyer and Seller; or (c) as follows:
          If Buyer or Seller, by notice to Escrowholder, makes demand upon Escrowholder for the Earnest Money (the “Demanding Party”), Escrowholder shall, at the expense of the Demanding Party, give notice of such demand (the “Notice of Demand”) to the other party (the “Other Party”). If Escrowholder does not receive notice from the Other Party contesting such disbursement of the Earnest Money within five (5) business days from the date on which the Notice of Demand was given, Escrowholder shall disburse the Earnest Money to the Demanding Party. If Escrowholder does receive notice from the Other Party contesting such disbursement of the Earnest Money within five (5) business days from the date on which the Notice of Demand was given, then Escrowholder shall thereafter disburse the Earnest Money only in accordance with written instructions executed by both Buyer and Seller, or if none, then in accordance with a final, non-appealable court order.
          If Buyer deposits a letter of credit in lieu of cash, Escrowholder shall return same to Buyer upon receipt of the Purchase Price with a letter addressed to the issuing bank that the letter of credit is being returned for cancellation.
          Seller and Buyer shall indemnify and hold Escrowholder harmless from all costs and expenses incurred by Escrowholder, including reasonable attorneys’ fees, by reason of Escrowholder being a party to this Agreement, except for any costs and expenses (a) incurred by Escrowholder as a result of any failure by Escrowholder to perform its obligations under this Agreement or (b) arising out of the negligence or misconduct of Escrowholder. In the event of any disagreement between Seller and Buyer resulting in adverse claims or demands being made in connection with the Earnest Money, Escrowholder, upon written notice to Seller and Buyer, may commence an interpleader action and deposit the Earnest Money with a court of competent jurisdiction.
     4.2.3 Loan Assumptions. Buyer may assume the following loans (the “Existing Loans”): (i) that certain loan in the original principal amount of $37,500,000 from UBS Real Estate Investment, Inc. (the “Storage Company Lender”) secured by the property owned by The Storage Company LLC (the “Storage Company Loan”) and (ii) that certain loan in the original principal amount of $6,000,000 from General Electric Capital Corporation (the “Suffern Lender”, the Suffern Lender and Storage Company Lender are collectively referred to herein as the “Lenders”) secured by the property owned by Suffern Self Storage, L.L.C. (the “Suffern Loan”). Buyer shall receive a credit towards the Purchase Price equal to the outstanding principal balance of the Storage Company Loan and the Suffern Loan on the Closing Date.
     Buyer may, subject to the terms and conditions of this Agreement and further subject to prior approval of the Storage Company Lender and the Suffern Lender, assume the Existing Loans and all documents relating thereto, on the same terms and conditions as set forth in the loan documents evidencing the Existing Loans (the “Loan Documents”) except that the guarantors and/or indemnitors under the Existing Loans (collectively, the “Guarantors”) shall be fully and completely released from the Loan Documents except for liability with respect to those matters which first arose and pertain to the period of time during which The Storage Company LLC owned the property which is security for the Storage Company Loan and Suffern Self

Storage, L.L.C. owned the property which is security for the Suffern Loan (the “Loan Assumptions”). If Buyer is approved for the Loan Assumptions, then, at Closing, Buyer shall execute and deliver to the Escrow Agent, the Lender and Seller such documents as are necessary for Buyer to consummate Buyer’s assumption of the Existing Loans.
     Seller shall cooperate, at no expense to Seller, with all reasonable requests of Buyer in connection with the assumption of the Existing Loans, to the extent that no additional liability or obligations are incurred by Seller as a result of such cooperation.
     Buyer shall advise Seller at least twenty (20) business days prior to Closing whether Buyer has elected to assume the Existing Loans, but in the event Buyer for any reason elects not to assume the Existing Loans, Buyer shall be required to proceed to Closing hereunder with an all cash Purchase Price and Buyer shall either pay directly to Lender or reimburse Seller for all costs incurred in connection with the defeasance of the Existing Loans at the time of Closing and pay all costs and expenses relating to said defeasance of the Existing Loans. Buyer shall pay any and all fees, expenses and other costs incurred by Buyer or charged or incurred by the Lenders in connection with Buyer’s obtaining or seeking to obtain Lender’s consent to the Loan Assumptions and in connection with Buyer’s application and assumption of the Existing Loans, including, without limitation, the application fee, any transfers fees, prepayment fees, any application fees, review fees, processing fees, and the Lender’s costs and expenses, including its legal fees and expenses, (collectively, the “Loan Fees”).
     Interest on the Existing Loans shall be prorated between Seller and Buyer as of the Closing Date, based on the actual number of days in the month during which the Closing Date occurs. All escrowed funds held by Lender for the benefit of Seller shall be released to Seller at Closing.
          4.2.4 Cash at Closing. Buyer shall pay to Seller, by depositing with Escrowholder, in cash or other immediately payable funds, the Purchase Price less the cash portion of the Earnest Money (plus the accrued interest thereon) held by Escrowholder, less the outstanding principal amounts of the Existing Loans in the event the Buyer assumes the Existing Loans, plus costs to be paid by Buyer pursuant to Section 7.4 hereof, and plus or minus prorations and adjustments shown on the closing statements executed by Buyer and Seller.
     4.3 Conveyance by Deed. Subject to the provisions hereof, on the Closing Date Seller shall convey the Property to Buyer by a special warranty deed or bargain and sale deed for each portion of the Property on which the various Storage Facilities are located, so that all of the Property shall be conveyed by the form of deed applicable in the jurisdiction of the Property being conveyed (the “Deeds”) in the forms of Exhibit A-1 and Exhibit A-2 attached hereto, subject to those matters set forth therein. If necessary, the form of Deeds shall be modified so as to be recordable in the jurisdiction where the Property is located.
ARTICLE 5
TITLE AND SURVEY

     5.1 Title Commitment. Buyer shall, as soon as reasonably possible after the Effective Date, cause Title Insurer to deliver, a title commitment (the “Commitment”) with respect to the Property, together with a legible copy of each instrument that is listed as an exception in the Commitment, with the cost thereof to be paid in accordance with Section 7.4 hereof. All matters affecting title to the Property set forth on the Seller’s existing title policy previously provided to the Buyer and as set forth in the Buyer’s Commitment shall be deemed approved by Buyer and shall be deemed to be “Permitted Exceptions.”
     At Closing, Seller shall provide Title Insurer with an Title/Owner’s Affidavit and GAP Indemnity in a form mutually acceptable to Seller and Title Insurer. Under no circumstances shall Seller be obligated to give Title Insurer any certificate, affidavit, or other undertaking of any sort which would have the effect of increasing the potential liability of Seller over that which it would have by giving Buyer the Deeds required hereunder.
     5.3 Subsequent Matters Affecting Title and Survey. If Buyer’s survey or the title insurance policy which would otherwise be delivered to Buyer at Closing, reflects as exceptions, any items other than Permitted Exceptions, such items shall, if and only if Buyer shall give written notice thereof to Seller no later than the Closing Date, be deemed “Objectionable Items,” and if Buyer shall so give notice to Seller, then:
(a)	The Closing shall be postponed to the first business day which is thirty (30) days after the Closing Date, or such earlier date as may be mutually agreed to between Buyer and Seller; and

(b)	Seller shall notify Buyer within five (5) days after Seller’s receipt of Buyer’s notice of Objectionable Items, as to which Objectionable Items Seller is unwilling or unable to cure, in which event Buyer may elect to terminate this Agreement in accordance with Article 14 or proceed to Closing without a reduction in the Purchase Price.

(c)	Notwithstanding (b) above, (i) Seller shall be obligated to remove only those Objectionable Items which were voluntarily caused or permitted by Seller; (ii) Seller shall obtain a satisfaction and release of any monetary liens, including, without limitation, any and all mortgages, mechanics liens and judgment liens which are Objectionable Items; and (iii) Seller shall be obligated to spend up to $50,000 for each Storage Facility to cure any other Objectionable Items not set forth in the preceding subsections (i) or (ii).
ARTICLE 6
CONDITION OF THE PROPERTY
     6.1 Inspections.

          6.1.1 Inspection of Property. BUYER HAS BEEN EXPRESSLY ADVISED BY SELLER TO CONDUCT AN INDEPENDENT INVESTIGATION AND INSPECTION OF THE PROPERTY (subject to the provisions hereof), UTILIZING EXPERTS AS BUYER DEEMS NECESSARY. Subject to the provisions of Section 6.3.1 hereof, prior to the Effective Date, Buyer had the right to conduct at its own expense, an inspection of the Property and after the Effective Date, Buyer shall perform no further inspections of the Property unless written consent of Seller is obtained or unless said inspection is requested by Buyer’s Lender (as hereinafter defined) pursuant to Section 6.3.1. Buyer hereby confirms that it has approved all aspects of the Property, including title, survey and environmental condition.
     6.2 Entry onto Property. Notwithstanding anything contained herein to the contrary, Buyer, its contractors and/or agents, may only enter onto the Property during the term of this Agreement provided Buyer has obtained the prior authorization of Seller, which includes authorization from Marc Slayton (except as it relates to Seller’s consent required by Section 6.3.1, which requires consent of all members of American Storage Properties North LLC), and then only in the company of Seller or its agents, which includes Marc Slayton. Seller shall respond to Buyer’s requests for authorization to enter onto the Property within a reasonable period of time, and shall cooperate with Buyer in good faith to make arrangements for Seller or its agents to so accompany Buyer, its contractors and/or agents. Buyer’s inspection rights shall be subject to the rights of the tenant(s), including without limitation, rights of quiet enjoyment, and Buyer agrees that it will not unreasonably interfere with any tenant or contractor on the Property or Seller’s operation of the Property.
     Prior to Buyer entering onto the Property, Buyer and/or its agents or contractors shall obtain and keep in full force and effect, insurance as set forth, with Seller listed as certificate holder and naming Seller and its wholly-owned affiliates, subsidiaries, and agents as additional insureds on the Commercial General Liability and Business Automobile insurance policies, and shall provide Seller with certificates of insurance satisfactory to Seller evidencing such insurance.

Type	Limits
Worker’s Compensation/Employer’s Liability	Statutory/$500,000

Commercial General Liability	$1,000,000/occurrence $2,000,000/aggregate

Business Automobile Liability	$1,000,000 Combined Single Limit
     In addition, if Buyer chooses to conduct any invasive environmental investigation of the Property, Buyer must first receive Seller’s written consent, such consent to be in the form of an Invasive Access Agreement entered into between Buyer and Seller and, prior to any invasive testing occurring, Buyer must furnish to Seller, at Buyer’s expense, a certificate of insurance satisfactory to Seller with Seller listed as a certificate holder and naming Seller and its wholly-owned affiliates, subsidiaries, and agents as additional insureds, evidencing that Buyer, and/or its agents or contractors, have the following insurance in full force and effect meeting the requirements set forth below:

Type	Limits
Professional Liability (including Pollution Coverage)	$1,000,000/occurrence $1,000,000/aggregate

Contractor’s Pollution Liability	$3,000,000/occurrence $3,000,000/aggregate
     The aforesaid coverages shall be maintained throughout the term of this Agreement. Furthermore, any coverage written on a “Claims-Made” basis shall be kept in force, either by renewal or the purchase of an extended reporting period, for a minimum period of one (1) year following the Closing or other termination of this Agreement. Such insurance shall be issued by an insurer with an A.M. Best financial strength and size rating of “A-/XV” or better. Nothing herein contained shall in any way limit Buyer’s liability under this Agreement or otherwise.
     Buyer shall observe, and cause its agents and contractors to observe, all appropriate safety precautions in conducting Buyer’s inspection of the Property and perform all work and cause its agents and contractors to perform all work, in such a manner so as not to cause any damage to the Property, injury to any person or to the environment, or interference with any ongoing operations at the Property. Buyer shall indemnify, defend, and hold Seller and its wholly-owned affiliates, subsidiaries, agents, employees, officers, directors, trustees, or other representatives of Seller (collectively, the “Indemnified Parties”) harmless from and against any losses, damages, expenses, liabilities, claims, demands, and causes of action (together with any legal fees and other expenses incurred by any of the Indemnified Parties in connection therewith, but specifically excluding consequential damages), resulting directly from, or in connection with, any inspection of or other entry upon the Property (including any investigation of the Property necessary for completion of Buyer’s Environmental Report and any entry onto the Property with the authorization of Seller) by Buyer, or its agents, employees, contractors, or other representatives, including, without limitation, any losses, damages, expenses, liabilities, claims, demands, and causes of action resulting, or alleged to be resulting, from injury or death of persons, or damage to the Property or any other property, or mechanic’s or materialmen’s liens placed against the Property in connection with Buyer’s inspection thereof. Buyer agrees to promptly repair any damage to the Property directly caused by any acts of Buyer, or its agents or contractors, and to restore the Property to the condition that existed prior to Buyer’s entry. Notwithstanding the foregoing, Buyer shall have no liability or obligation with respect to any adverse condition which existed at the Property prior to Buyer’s inspection, except to the extent Buyer’s inspection exacerbates such adverse condition. This Section shall survive Closing or other termination of this Agreement for nine (9) months.
     Buyer agrees to provide Seller written notice at least fifteen (15) days before Closing indicating which employees of Seller’s management company Buyer will hire. Seller shall cause the management company to terminate all employees as of Closing. Buyer shall not be responsible for wages, bonuses, vacation pay, sick pay and health benefits on any employees which accrue prior to the Closing Date.
     6.3 Environmental Matters.
          6.3.1 Buyer’s Environmental Investigation. Any “Phase II” (as such term is commonly used in the industry), or other invasive testing that Buyer requests shall require the prior written consent of Seller, which consent may be granted or withheld in Seller’s sole and absolute discretion. Buyer agrees not to disturb any asbestos which may be located on the Property. “Phase II” or other invasive testing that Buyer’s lender reasonably requests in connection with a loan to Buyer for the acquisition of the Property (the “Buyer’s Lender”) and which will not cause damage to any buildings or structures located on the Property and will not interfere with any ongoing operations at the Property are hereby permitted; provided that prior to the testing the environmental consultant to the Buyer’s Lender shall provide Seller with all information reasonably requested by Seller regarding the scope of work and the environmental consultant’s reasons for requiring the testing. Buyer hereby confirms that regardless of the results of said Phase II testing, Buyer shall have no rights to terminate this Agreement based upon the results of said Phase II testing. Buyer shall promptly repair any damage to the Property directly caused by any acts of Buyer’s Lender or its representatives and/or agents and restore the Property to the condition that existed prior to the entry thereon by Buyer’s Lender or its representatives and/or agents.
          Buyer shall, within five (5) business days of Buyer’s receipt, deliver to Seller any reports or other results of Buyer’s environmental investigation of the Property, including the results of any testing performed by Buyer’s Lender (collectively, “Buyer’s Environmental Report(s)”). Failure of Buyer to timely deposit Buyer’s Environmental Reports with Seller shall constitute a material default by Buyer hereunder.
          6.3.2 Seller’s Environmental Reports. Seller has delivered to Buyer copies of all environmental reports relating to the Property that were prepared by third party environmental consultants on Seller’s behalf, which reports which are listed on Exhibit C attached hereto and made a part hereof (the “Existing Environmental Report(s)”). Buyer acknowledges receipt of the Existing Environmental Reports. Notwithstanding the foregoing, Seller shall be under no obligation to release any Existing Environmental Report(s) to Buyer that were prepared internally by Seller. Seller may, but shall not be required to, commission additional environmental testing of the Property at any time prior to the Closing Date, the cost of which shall be paid by Seller (the “Future Environmental Report(s)”). The Existing Environmental Report(s) and any Future Environmental Report(s) are hereinafter collectively referred to as “Seller’s Environmental Reports.” Seller shall provide Buyer with a copy of any final Future Environmental Report promptly after Seller’s receipt of same. Anything to the contrary herein notwithstanding, Seller shall have no responsibility or liability with respect to the results or any inaccuracies in any Seller’s Environmental Report(s), and makes no representations or warranties whatsoever regarding (i) the completeness of Seller’s Environmental Report(s); (ii) the truth or accuracy of Seller’s Environmental Report(s); or (iii) the existence or nonexistence of any hazardous or toxic wastes or materials in, on, or about the Property. Further, Seller is not assigning Seller’s Environmental Report(s) to Buyer or granting Buyer any rights with respect to any environmental firm(s) producing Seller’s Environmental Report(s).
     6.4 Approval and Termination.
          6.4.1 Buyer’s Right to Terminate. If Seller shall deliver to Buyer any Future Environmental Report(s) at any time after the Effective Date, and if Buyer is not satisfied with the results of the Future Environmental Report(s) based solely on matters not previously disclosed or known to Buyer, Buyer shall have the right to terminate this Agreement in accordance with Article 14 hereof, by giving Seller written notice of such termination on or before the date which is ten (10) days after Buyer’s receipt of any Future Environmental Report (“Buyer’s Review Date”). If Buyer receives any Future Environmental Reports less than ten (10) days before the Closing Date, then the Closing shall occur one (1) business day after Buyer’s Review Date, or such earlier date to which Buyer and Seller may mutually agree. If Seller shall not timely receive a notice of termination from Buyer, Buyer shall be conclusively deemed to have approved the results of any Future Environmental Report, and Buyer shall have no further right to terminate this Agreement with respect to matters set forth in this Subsection.
          6.4.2 Seller’s Right to Terminate. If Buyer’s Environmental Report or any Future Environmental Report (either one being a “New Report”) discloses any existing environmental condition which materially and adversely affects the Property and/or Seller’s interest therein, which condition was not disclosed in Seller’s Environmental Reports and affects three (3) or more of the Storage Facilities, then Seller, in its sole discretion, shall have the right to terminate this Agreement in accordance with Article 14 hereof by giving Buyer written notice of such termination not later than ten (10) business days after Seller’s receipt of a New Report (the “Seller’s Review Date”). An environmental condition shall be deemed to materially and adversely affect the Property and/or Seller’s interest therein if, in Seller’s sole opinion, such condition (a) may result in further contamination of the soil, ground water, or other physical elements of either the Property or adjacent property; (b) poses a risk to human health; or (c) would be likely to create, result in, or impose upon Seller any liability after the Closing.
          If Seller receives a New Report less than ten (10) business days before the Closing Date, the Closing Date shall be postponed five (5) business days after Seller’s Review Date or such later date upon which Buyer and Seller may mutually agree. If Buyer shall not timely receive notice of termination from Seller, Seller shall be conclusively deemed to have accepted the results of a New Report and Seller shall have no further right to terminate this Agreement with respect to matters set forth in such New Report.
          Notwithstanding anything to the contrary in this Agreement, if a New Report discloses any existing environmental condition which materially and adversely affects only one (1) or two (2), but not more, of the Storage Facilities and/or Seller’s interest therein (each, an “Affected Facility”) that is not one of the four (4) Storage Facilities owned by The Storage Company, LLC, which condition was not disclosed in Seller’s Environmental Reports, Seller shall only have the right to terminate this Agreement with respect to the Affected Facility(ies) in accordance with Article 14 (in which case the Purchase Price for the remaining eight (8) or nine (9) Storage Facilities, as the case may be, shall be adjusted in accordance with the agreed upon allocation for the Affected Facility(ies) set forth in Schedule 3 attached hereto and made a part hereof) by giving Buyer written notice of such termination not later than seven (7) business days after Seller’s receipt of a New Report. If Seller terminates the Agreement with respect to the Affected Facility(ies), Seller expressly acknowledges that such termination with respect solely to the Affected Facility(ies) shall not be deemed to relieve either Buyer or Seller of their respective obligations hereunder to close title with respect to the remaining eight (8) or nine (9) Storage Facilities, as the case may be, and the Agreement shall remain in full force and effect as to such remaining eight (8) or nine (9) Storage Facilities, as the case may be. In such event, the parties shall proceed to Closing with respect to the remaining eight (8) or nine (9) Storage Facilities, as the case may be, in accordance with the terms of the Agreement at the reduced Purchase Price as determined by this paragraph and the Earnest Money shall be deemed to be a deposit against the remaining Property and Storage Facilities and the cash portion thereof shall be credited against such remaining eight (8) or nine (9) Storage Facilities, as the case may be, at Closing.
     6.5 Service Contracts. With respect to the Service Contracts which Buyer has elected not to have assigned to it as of the Effective Date, Seller shall terminate such Service Contracts effective as of the Closing Date; provided, however, the Long Term Service Contracts shall be assigned to and assumed by Buyer at Closing. Buyer shall also assume all leases for trucks used in connection with the Property. If and to the extent that any such Service Contract is not terminable until a date after the Closing, notwithstanding Seller’s delivery of the appropriate termination notice, then Buyer shall be responsible for all obligations under such Service Contract from the Closing Date until the effective date of termination.
     6.6 Management of the Property. A. Prior to the Closing Date, Seller shall (or shall cause its affiliates to), at Seller’s sole cost and expense:
          1. Maintain and operate the Property in substantially the same condition and manner as the Property is now maintained and operated.
          2. Promptly deliver to Buyer a copy of any notice issued or received by Seller (including, without limitation, a notice of default) received under any mortgage, insurance policy or, to Seller’s Actual Knowledge, any Tenant Lease and comply with such notice provided same is correct;
          3. Promptly deliver notice to the Buyer of all correspondence, actions, suits, claims and other proceedings affecting the Property, or the use, possession or occupancy thereof or of any damage or proposed taking or of any violations of any Hazardous Substances Laws;
          4. Promptly deliver copies of notices to Buyer of releases of Hazardous Material or any actual or threatened condemnation of the Property or any portion thereof, which, to Seller’s Actual Knowledge, has been given by or on behalf of any federal, state or local agency;
          5. Maintain all existing and current licenses, permits and governmental approvals (collectively referred to as the “Permits”) in full force and effect and promptly deliver notice to Buyer of any intention of Seller or its affiliates to seek any new Permit as well as copies of any written notices of violations;
          6. Maintain the current insurance policies on the Property;
          7. Promptly deliver to Buyer copies of any work orders or requirements of the Property against casualty loss which, to Seller’s Actual Knowledge, Seller has received and proof that Seller has performed or commenced performing any such work orders or requirements where failure to do so would result in a diminution of insurance against casualty loss;
          8. Seller agrees to cooperate with Purchaser’s reasonable requests for documents or information in connection with Buyer’s acquisition of the Property (excluding forecasts, budgets and projections), provided there is no additional expense to Seller and that such information is readily available to Seller and that such cooperation does not create any additional financial obligations or liability for the Seller
     B. Prior to the Closing Date, Seller shall not and shall cause its affiliates not to:
          1. Modify, amend, renew, extend, terminate or otherwise alter any contracts of the Seller or its affiliates affecting the Property which will remain in effect more than thirty (30) days after Closing;
          2. Remove from the Property any article of Personal Property except as may be necessary for repairs, or the discarding of worn-out or useless items, provided, however, that any article of Personal Property removed for repairs shall be returned to the Property promptly upon its repair and shall remain a part of the Personal Property whether or not such article shall be located on the Property at the time of the Closing Date and any article so discarded shall be replaced prior to the Closing Date with a new article of similar quality and utility;
          3. Modify, amend, renew, extend, terminate or otherwise alter any of the Service Contracts, nor enter into any new maintenance service contracts or any other agreements affecting the Property which cannot be terminated with thirty (30) days notice, without the prior written consent of Buyer in its sole discretion in each instance. Buyer shall notify Seller of its consent or refusal within five (5) business days after Seller’s written request for consent;
          4. Undertake or commence any renovations or alterations at the Property, except those necessary to comply with any of the provisions of this Agreement, without the prior written consent of Buyer in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, provided such modification, amendment, renewal, extension, termination, alteration or new agreement does not materially affect the economic worth of the transaction to Buyer. Buyer shall notify the Seller of its consent or refusal within five (5) business days after Seller’s written request for consent;
     C. Buyer shall be notified by Seller promptly of the occurrence of any of the following has occurred to Seller’s Actual Knowledge: fire or other casualty causing damage to the Property, or any portion thereof; receipt of notice of eminent domain proceedings or condemnation of or affecting the Property, or any portion thereof; receipt of notice from any governmental authority or insurance underwriter relating to the condition, use or occupancy of the Property, or any portion there of, setting forth any requirements with respect thereto; receipt or delivery of any default or termination notice or claim of offset or defense to the payment of rent from any tenant; receipt of any notice of default from the holder of any lien or security interest in or encumbering the Property, or any portion thereof; a change in the occupancy of the leased portions of the Property; notice of any actual litigation against Seller or affecting or relating to the Property, or any portion thereof; or the commencement of any strike, lock-out, boycott or other labor trouble affecting the Property, or any portion thereof.
     6.7 Leasing. After the Effective Date, Seller shall send a listing of all any new Leases or amendments to Leases and any new Records Management Contracts and amendments to Records Management Contracts to Buyer on a monthly basis. Notwithstanding anything to the contrary in this Agreement, if any of the leases or Records Management Contracts are terminated prior to the Closing Date, Buyer shall remain obligated to consummate the transaction contemplated by this Agreement on the Closing Date.
ARTICLE 7
CLOSING
     7.1 Buyer’s Conditions Precedent to Closing. The obligations of Buyer with regard to Closing under this Agreement are, at its option, subject to the fulfillment of each and all of the following conditions prior to or at the Closing:
(a)	Seller shall have performed and complied with all the agreements and conditions required in this Agreement to be performed and complied with by Seller prior to Closing; and Buyer and Seller agree that Escrowholder may deem all such items to have been performed and complied with when Seller has deposited all items in Escrow as required hereunder.

(b)	Title Insurer is prepared to issue its ALTA Owner’s Policy of Title Insurance in the amount of the Purchase Price showing title vested in Buyer subject only to the Permitted Exceptions and the usual exceptions found in said policy.

(c)	The representations by Seller contained herein shall be true and correct in all material respects as of the Closing Date.
     If any one or more items listed above have not been satisfied as of the Closing Date, Buyer shall have the right to terminate this Agreement pursuant to Article 14 hereof.
     7.2 Seller’s Conditions Precedent to Closing. The obligations of Seller with regard to Closing under this Agreement are, at Seller’s option, subject to the fulfillment of all of the following conditions prior to or at the Closing:

(a)	Buyer shall have performed and complied with all the agreements and conditions required by this Agreement to be performed and complied with by Buyer prior to Closing; and Buyer and Seller agree that Escrowholder may deem all such items to have been performed and complied with when Buyer has deposited with Escrowholder all items required hereunder.

(b)	The results of Buyer’s Environmental Report and Future Environmental Report, if any, shall be satisfactory to Seller in its sole discretion as set forth in the Section hereof entitled “Seller’s Right to Terminate”

(c)	The representations by Buyer contained herein shall be true and correct in all material respects as of the Closing Date.
     If any one or more items listed above have not been satisfied as of the Closing Date, Seller shall have the right to terminate this Agreement pursuant to Article 14 hereof.
     7.3 Deposits in Escrow. On or before the day preceding the Closing Date:
          7.3.1 Seller’s Deposits. Seller shall deliver to Escrowholder the following to be held in escrow:
(a)	The Deeds in the forms of Exhibit A-1 and A-2 attached hereto, or in the form required by the jurisdiction in which the Property is located;

(b)	Certificate of Non-Foreign Status in the form of Exhibit E attached hereto;

(c)	Bill of Sale in the form of Exhibit G attached hereto;

(d)	Title Affidavits and such other documents as are reasonably required by the Title Insurer;

(e)	Seller’s Certificate in the form of Exhibit H attached hereto; and

(f)	Seller’s closing instructions to Escrowholder.

(g)	Loan Assumption Documents in connection with the assumption by Buyer of the Assumed loans, in form reasonably acceptable to Seller

(h)	Title to Motor Vehicles which are being transferred at Closing

(i)	Updated rent rolls dated as of the Closing Date and represented and certified to Seller’s Actual Knowledge to be true, correct and complete in all respects, provided, however, that any changes in the Rent Roll as of the Closing Date shall not give Buyer any rights to terminate this Agreement, except as otherwise set forth in this Agreement.

(j)	An updated schedule of arrears dated as of the Closing Date and represented and certified to Seller’s Actual Knowledge to be true, correct and complete in all respects, provided, however, that any changes in the schedule of arrears as of the Closing Date shall not give Buyer any rights to terminate this Agreement, except as otherwise set forth in this Agreement.

(k)	All Tenant Leases, tenant files, maintenance records, operating manuals, guarantees and warranties pertaining to the Property in Seller’s possession, which items shall be located at the Property and be made available to Buyer.

(l)	All keys, combinations and security codes for all locks and security devices for the Property in the possession of the Seller;

(m)	Notices to those entities providing services to the Property which Buyer desires to retain in a form reasonably acceptable to Seller and Buyer.

(n)	Copies of any invoices in Seller’s possession to the extent Buyer requires same to resolve tenant disputes.
          7.3.2 Buyer’s Deposits. Buyer shall deliver to Escrowholder the following to be held in escrow:
(a)	the balance of the Purchase Price, as provided herein;

(b)	Buyer’s closing instructions to Escrowholder; and

(c)	Buyer’s Certificate in the form of Exhibit I attached hereto.

(d)	Loan Assumption Documents required by Lender in connection with the assumption by Buyer of the Assumed Loans

(e)	evidence reasonably satisfactory to Seller that Buyer has the authority to enter into this Agreement and consummate the transaction contemplated hereby and that the person executing this Agreement and other instruments delivered in connection herewith on behalf of Buyer has full right, power and authority to do so.

          7.3.3 Joint Deposits. Buyer and Seller shall jointly deposit with Escrowholder the following documents, each executed by persons or entities duly authorized to execute same on behalf of Buyer and Seller:
(a)	Closing Statement prepared by Escrowholder for approval by Buyer and Seller prior to the Closing Date and such closing statements shall be deposited with Escrowholder after the same has been executed by Buyer and Seller.

(b)	Assignment and Assumption of Tenant Leases in the form of Exhibit B attached hereto, assigning to Buyer all of Seller’s right, title, and interest in the Tenant Leases.

(c)	Assignment and Assumption of Service Contracts and Other Obligations in the form of Exhibit K attached hereto, assigning to Buyer all of Seller’s right, title, and interest in the Service Contracts and other obligations.

(d)	New York State Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate, Form TP-584

(e)	New York City Department of Finance Real Property Transfer Tax Return

(f)	New York State Real Estate Real Property Transfer Report

(g)	all applicable New Jersey Real Property transfer tax returns and/or reports
          7.3.4 Other Documents. Buyer and Seller shall deposit with Escrowholder all other documents which are required to be deposited in escrow by the terms of this Agreement.
     7.4 Costs. Buyer shall pay the cost of (i) a standard ALTA Owner’s Title Insurance Policy, and the cost of all endorsements to such owner’s policy; (ii) the updated survey; (iii) the realty transfer or stamp taxes on any mortgages or deeds of trust placed on the Property by Buyer at Closing; (iv) recording fees; (v) all other costs and expenses of Buyer relating to the sale and Closing and (vi) all costs associated with the Loan Assumption or, in the event the Buyer does not assume the Existing Loans, all defeasance costs and expenses relating to the Existing Loans. Seller shall pay the cost of realty transfer or stamp taxes on the recordation of the Deeds. Buyer and Seller shall equally share the cost of Escrowholder’s charge for the escrow, if any. Buyer and Seller shall each pay its own legal fees incurred in connection with the drafting and negotiating of this Agreement and the Closing of the transaction contemplated herein.
     7.5 Prorations.

          7.5.1. Generally. The following items shall be prorated between Buyer and Seller as of the Closing Date:
     (a) Fixed rents payable by tenants and rents payable under the Records Management Contracts which are collected on or prior to the Closing in respect of the month (or other applicable collection period) in which the Closing occurs (the “Current Month”), shall be prorated on a per diem basis based upon the number of days in the Current Month prior to the Closing Date (which shall be allocated to Sellers) and the number of days in the Current Month on and after the Closing Date (which shall be allocated to Buyer). The Record Management Contracts shall be prorated at the time of Closing so that all fees attributable to periods prior to Closing shall be retained by Seller and any fees collected which are attributable to periods after Closing shall go to Buyer. For a period of ninety (90) days after Closing, each month, at the end of the month, a proration of fees collected for the Records Management Contracts shall be performed by Seller and Buyer and any fees collected which are attributable to periods prior to Closing shall be the property of Seller and any fees collected which are attributable to periods after Closing shall be the property of Buyer. To the extent Buyer or Seller receives any fees under the Records Management Contracts which need to be prorated as set forth herein, at the time the proration is performed, either party shall promptly tender amounts due to the other party to the extent said amounts are due hereunder.
     (b) The rent collected from the Tenant Leases shall be prorated at the time of Closing so that the rent attributable to periods prior to Closing shall be retained by Seller and any rent collected which is attributable to periods after Closing shall go to Buyer. For a period of ninety (90) days after Closing, each month, at the end of the month, a proration of rent collected from the Tenant Leases shall be performed by Seller and Buyer and any rent collected which is attributable to periods prior to Closing shall be the property of Seller and any rent collected which is attributable to periods after Closing shall be the property of Buyer. To the extent Buyer or Seller receives and rent under the Tenant Leases which needs to be prorated as set forth herein, at the time the proration is performed, either party shall promptly tender amounts due to the other party to the extent said amounts are due hereunder.
          (c) All unapplied Security Deposits, if any, shall be turned over to the Buyer at the Closing. Buyer further acknowledges that Seller shall be entitled to retain the portion of the Security Deposit applicable to the period prior to the Closing Date of any tenant whose Lease has been terminated and who is not in possession of a portion of the Property on the Closing Date.
          (d) Real Estate taxes, unmetered water and sewer charges and vault charges, if any, Business Improvement District assessments and any and all other municipal or governmental assessments of any and every nature levied or imposed upon the Property in respect of the current fiscal year of the applicable taxing authority in which the Closing Date occurs (the “Current Tax Year”), shall be prorated on a per diem basis based upon the number of days in the Current Tax Year prior to the Closing Date (which shall be allocated to Seller) and the number of days in the Current Tax Year on and after the Closing Date (which shall be allocated to Buyer). If the Closing shall occur before the tax rate for the Current Tax Year is fixed, the apportionment of real estate taxes shall be based upon the most recent tax bill and shall be adjusted post-Closing, but no later than sixty (60) days post-Closing. In no event shall Seller be charged with or be responsible for any increase in the real estate taxes or assessments levied or imposed upon the Property resulting from the transfer of the Property herein contemplated or from any improvements made or any lease entered into at any time or for any reason. If any such assessments are levied or imposed upon the Property and are payable in installments, the installment for the Current Tax Year shall be prorated in the manner set forth above and the Buyer hereby assumes the obligations to pay any such installments due on and after the Closing Date. Except for real estate taxes or taxes relating to special taxing districts relating to the Property, which will be prorated between Seller and Buyer as of the Closing Date, if there are any current special assessments resulting from the development of the Property which were agreed to by Seller and imposed upon the Property at the time of the development of the Property, but not yet paid in full by Seller, those costs shall remain the liability of Seller.
          (e) Any charges or fees for transferable licenses or permits for the Property in respect of the number of days in the applicable billing period in which the Closing occurs, shall be prorated on a per diem basis, based upon the number of days in such period prior to the Closing Date (which shall be allocated to Seller) and the number of days in such period on and after the Closing Date (which shall be allocated to Buyer).
          (f) Payments made by Seller under the Service Contracts which Buyer has elected to assume pursuant to the terms hereunder and the Long Term Service Contracts which Buyer shall assume pursuant to the terms hereunder in respect of the number of days in the applicable billing period in which the Closing occurs, shall be prorated on a per diem basis based upon the number of days in such period prior to the Closing Date (which shall be allocated to Sellers) and the number of days in such period on and after the Closing Date (which shall be allocated to Buyer).
          (g) From and after the Effective Date, Seller is hereby authorized to continue any proceeding or proceedings now pending for the reduction of the assessed valuation of the Property; and in Seller’s sole discretion at its sole cost and expense to litigate or settle same; provided, however, the Buyer shall be entitled to that portion of any refund relating to the period occurring on or after the Closing after reduction in the refund amount by the payment to Seller of all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, actually incurred by

Seller in obtaining such refund. Any refunds or credits due for the period prior to Buyer’s ownership of the Property shall remain the sole property of Seller, and to the extent Buyer or Seller receives any funds on account thereof, it agrees to promptly deliver such funds to the appropriate party. Seller shall not commence any new proceeding without the prior written consent of Buyer, which consent maybe withheld by Buyer in its reasonable discretion.
          (h) All expenses of operating the Property which have been prepaid by Seller (except insurance pursuant to Section 7.6) shall be prorated. Expenses incurred in operating the Property that Seller customarily pays and any other costs incurred in the ordinary course of business or the management and operation of the Property shall be prorated.
          (i) Seller shall receive credit for assignable utility deposits, if any, which are assigned to Buyer at Buyer’s request or with Buyer’s consent. To the extent possible, Seller shall cause all utility meters with respect to utility charges which are not payable by tenants, to be read as of the Closing Date, and Seller shall pay all charges for those utilities payable by Seller with respect to the Property which have accrued to and including the Closing Date and Buyer shall pay all such expenses accruing after the Closing Date.
          Buyer and Seller agree to estimate any amounts which cannot be determined accurately as of the Closing Date. Prorations and adjustments shall be made by credits to or charges against the Purchase Price. For purposes of calculating prorations, Seller shall be deemed to be entitled to the income and responsible for the expenses for the entire day prior to the date on which the Closing occurs and Buyer shall be deemed to be entitled to the income and responsible for the expenses for the entire day on which the Closing occurs. All prorations shall be made in accordance with customary practice in the county in which the Property is located, except as expressly provided herein; in the event of dispute between Buyer and Seller, the advice of Title Insurer shall be determinative as to what is customary.
     The parties shall endeavor to jointly prepare a schedule of prorations for the Property not less than three (3) business days prior to Closing, with the understanding that rent prorations will be updated on the day of Closing. If Seller shall have collected escalation payments for periods prior to Closing, whether pursuant to estimates which were in excess of or less than the amounts actually required to be paid, or otherwise, there shall be an adjustment and credit to Buyer or Seller, as the case may be, at Closing for such excess. The parties shall correct any errors in prorations as soon after the Closing as amounts are finally determined, but no later than sixty (60) days after Closing.
     This Section 7.5 shall survive the Closing for nine (9) months and shall not merge with the Deed.
     7.6 Insurance. The fire, hazard, and other insurance policies relating to the Property shall be canceled by Seller as of the Closing Date and shall not, under any circumstances, be assigned to Buyer. All unearned premiums for fire and any additional hazard insurance premium or other insurance policy premiums with respect to the Property shall be retained by Seller.
     7.7 Close of Escrow. As soon as Buyer and Seller have deposited all items required with Escrowholder, and upon satisfaction of Sections 7.1 and 7.2, Escrowholder shall cause the sale and purchase of the Property to be consummated (the “Closing”) in accordance with the terms hereof by immediately and in the order specified:
(a)	Wire Transfer. Wire transferring the Purchase Price less (i) Seller’s Broker’s commission (ii) the amount of costs paid by Seller at Closing, and (iii) plus or minus the amount of any prorations pursuant to the terms hereof, all as set forth on the closing statement signed by Seller and Buyer, directly to Seller pursuant to Seller’s written closing instructions. If, in the opinion of Escrowholder, the wire transfer cannot be initiated by Escrowholder on or before1:30 p.m., Central Time, on the Closing Date, then after Escrowholder obtains Seller’s approval upon telephonic consultation with Seller, the Closing shall be consummated on the next business day, but the net sales proceeds shall be invested overnight in federal securities, or in a federally insured bank account, in the name of Escrowholder, and such net sales proceeds plus the interest earned thereon shall be disbursed by Escrowholder the next business day, after which the Deeds shall be recorded. Such delay of the Closing will not release Buyer or Seller from their obligations under this Agreement.

(b)	Recordation. Recording the Deeds.

(c)	Delivery of Other Escrowed Documents.
(i)	Joint Delivery. Delivering to each of Buyer and Seller at least one executed counterpart of each of the (a) Assignment and Assumption of Leases; (b) Assignment and Assumption of Service Contracts and Other Obligations; (c) closing statement and (d) all applicable state and county transfer tax returns.

(ii)	Buyer’s Delivery. Delivering to Buyer the (a) Bill of Sale; (b) Certificate of Non-Foreign Status; (c) Certificate of Corporate Authorization; (d) Seller’s Certificate; and (e) Affidavit as to Debts, Liens, Parties in Possession and GAP Coverage.

(iii)	Seller’s Delivery. Delivering to Seller the (a) Buyer’s Certificate, and (b) Assignment and Assumption of Real Estate Purchase Sale Agreement, if applicable.
(d)	Broker’s Commission. Delivering to Seller’s Broker, the commission as reflected on the closing statement executed by Seller and Buyer.

     7.8 Possession. As of the Closing Date, possession of the Property, subject to the rights and interests of tenants in possession pursuant to the Tenant Leases, along with the following items shall be delivered to Buyer:
(a)	Tenant Lease(s). The original of each Tenant Lease and any amendments thereto (if available), or a copy of each Tenant Lease and any amendments thereto in the possession of Seller, if not previously delivered to Buyer.

(b)	Service Contracts. The originals of all Service Contracts in the possession of Seller that have been assigned to and assumed by Buyer, if not previously delivered to Buyer.

(c)	Keys and Combinations. Any keys and or key cards to any door or lock on the Property in the possession of Seller.

(d)	Licenses and Permits. All original licenses or permits or certified copies thereof issued by governmental authorities having jurisdiction over the Property which Seller has in its possession and which are transferable.
     7.9 Recorded Instruments. As soon after the Closing as possible, Escrowholder shall deliver to Buyer the original recorded Deeds, and shall deliver to Seller a copy of the recorded Deeds, with recordation information noted thereon.
     7.10 Tenant Notice(s). On or before the Closing Date, Seller (or its property manager) and Buyer shall execute a notice to the tenants of the Property, in the form of Exhibit N attached hereto, informing tenants that the Property has been sold by Seller to Buyer. Immediately following the Closing, Seller’s property manager shall deliver such notices to all of the tenants of the Property. Similar notices shall be prepared and delivered to parties to the Record Management Contracts.
ARTICLE 8
CONDEMNATION AND CASUALTY
     If any condemnation, loss, damage by fire, or other casualty to any Storage Facility occurs prior to the Closing Date, Seller shall give prompt written notice to Buyer.
     If any condemnation or taking of any Storage Facility, or loss or damage by fire or other casualty to any Storage Facility occurs prior to the Closing, which does not exceed the Materiality Limit, the Closing shall occur just as if such condemnation, loss, or damage had not occurred, and Seller shall assign to Buyer all of Seller’s interest in any condemnation actions and proceeds, or deliver to Buyer any and all proceeds paid to Seller by Seller’s insurer with respect to such fire or other casualty; provided, however, that Seller shall be entitled to retain an amount of such insurance proceeds equal to Seller’s reasonable expenses, if any, incurred by Seller in repairing the damage caused by fire or other casualty. At Closing, in the case of a fire or other casualty, Seller shall give Buyer a credit on the Purchase Price equal to the lesser of the estimated cost of restoration or the amount of any deductible, unless Seller has repaired the damage caused by such fire or other casualty. Seller shall maintain “all risk” replacement value insurance coverage in place on the Property at all times prior to the Closing.
     In the event, prior to the Closing, of any condemnation of all or a part of any Storage Facility, or loss or damage by fire or other casualty to a Storage Facility, which exceeds the Materiality Limit, at Buyer’s sole option, either:
(a)	this Agreement shall terminate in accordance with Article 14 hereof if Buyer shall so notify Seller in writing within ten (10) days of Buyer receiving notice from Seller of the casualty or condemnation; or

(b)	if Buyer shall not have timely notified Seller of its election to terminate this Agreement in accordance with paragraph (a) above, the Closing shall occur just as if such condemnation, loss, or damage had not occurred, without reduction in the Purchase Price, and Seller shall assign to Buyer all of Seller’s interest in any condemnation actions and proceeds or deliver to Buyer any and all proceeds paid to Seller by Seller’s insurer with respect to such fire or other casualty; provided, however, that Seller shall be entitled to retain an amount of such insurance proceeds equal to Seller’s reasonable expenses, if any, incurred by Seller in repairing the damage caused by such fire or other casualty. At Closing, in the case of a fire or other casualty, Seller shall give Buyer a credit on the Purchase Price equal to the lesser of the estimated cost of restoration or the amount of the deductible, unless Seller has repaired the damage caused by such fire or other casualty.
     Notwithstanding anything contained herein to the contrary, the insurance proceeds to be credited or delivered to Buyer pursuant to this Article will exclude business interruption or rental loss insurance proceeds, if any, allocable to the period prior to the Closing Date, which proceeds will be retained by Seller. Any condemnation proceeds or business interruption or rental loss insurance proceeds received by Seller and allocable to the period on and after the Closing Date shall be delivered to Buyer. This provision shall survive Closing.
ARTICLE 9
NOTICES
     All notices, requests, demands, and other communications given pursuant to this Agreement shall be in writing and shall be deemed to have been duly delivered, (i) when hand delivered to the addressee; (ii) one (1) business day after having been deposited, properly addressed and prepaid for guaranteed next-business-day delivery with a nationally recognized, overnight courier service (e.g., FedEx, or U.S. Express Mail); or (iii) when received via facsimile transmission as evidenced by a receipt transmission report, provided that a copy is also promptly delivered pursuant to either of the methods set forth in (i) or (ii) immediately above. All such notices, requests, or demands shall be addressed to the party to whom notice is intended to be given at the addresses set forth in Article 2 hereof or to such other address as a party to this

Agreement may from time to time designate by notice given to the other party(ies) to this Agreement.
ARTICLE 10
SUCCESSORS AND ASSIGNS
     Neither this Agreement nor any interest therein shall be assigned or transferred by Seller. However, Buyer may assign or otherwise transfer all of its interest under this Agreement to an entity or entities directly or indirectly controlled by Buyer (“Assignee”) provided that, in such event, (i) Buyer and Assignee shall be jointly and severally liable for all of the representations, warranties, indemnities, waivers, releases and other obligations and undertakings set forth in this Agreement, and (ii) not less than seven (7) business days prior to the Closing Date, Buyer shall deliver to Seller (a) written notice of such assignment in which the exact nature of Assignee’s affiliation with Buyer is set forth, along with the precise signature block to be included in all closing documents; and (b) a copy of an Assignment and Assumption of Real Estate Purchase and Sale Agreement in the form of Exhibit O attached hereto. Subject to the foregoing, this Agreement shall inure to the benefit of, and shall be binding upon, Seller and Buyer and their respective successors and assigns.
ARTICLE 11
BROKERS
     Buyer and Seller represent to each other that they have dealt with no broker or other person except Seller’s Brokers in connection with the sale of the Property in any manner which might give rise to any claim for commission. Seller agrees to be responsible for payment of Seller’s Brokers’ fees only, and does not assume any liability with respect to any fee or commission payable to any co-broker or any other party. No broker or person other than Seller’s Brokers is entitled to receive any broker’s commissions, finder’s fees, or similar compensation from Seller in connection with any aspect of the transaction contemplated herein. It is agreed that if any claims for brokerage commissions or fees are ever made against Seller or Buyer in connection with this transaction, all such claims shall be handled and paid by the party whose actions or alleged commitments form the basis of such claim, and said party who is responsible shall indemnify and hold the other party harmless against any claim for brokerage or finder’s fees, or other like payment based in any way upon agreements, arrangements, or understandings made or claimed to have been made by Buyer or Seller with any third person. This provision shall survive the Closing or other termination of this Agreement.
ARTICLE 12
COVENANT NOT TO RECORD
     Buyer will not record this Agreement or any memorandum or other evidence thereof. Any such recording shall constitute a material default hereunder on the part of Buyer.

ARTICLE 13
DEFAULT
     In the event of a default by either Seller or Buyer, the remedies for default provided for in this Article 13 shall constitute the sole and exclusive remedies of the other party.
     13.1 Default by Buyer. If Buyer fails to deposit the Earnest Money when required, this Agreement shall automatically terminate and both parties shall be released of all further liability hereunder, except for the obligations hereunder which expressly survive the termination of this Agreement. If Buyer fails to consummate the Closing on the Closing Date, this Agreement shall automatically terminate and Seller’s sole and exclusive remedy shall be to retain all Earnest Money (including all interest thereon) as liquidated damages and both parties shall be released of all further liability hereunder, except for the obligations hereunder which expressly survive the termination of this Agreement. In the event of any default on the part of Buyer, other than its failure to deposit the Earnest Money when required hereunder or to consummate the Closing on the Closing Date as set forth above, Seller, as Seller’s sole and exclusive remedy, shall have the right, following Seller’s giving Buyer written notice of such default on Buyer’s failure to cure such default within five (5) business days following such notice being given, to terminate this Agreement and retain all Earnest Money (including all interest thereon) as liquidated damages, in which event, both parties shall be released of all further liability hereunder, except for the obligations hereunder which expressly survive the termination of this Agreement. The Earnest Money amount is agreed upon by both parties as liquidated damages, acknowledging the difficulty and inconvenience of ascertaining and measuring actual damages and the uncertainty thereof. Notwithstanding the foregoing, Buyer and Seller agree that nothing contained herein shall limit Seller’s right to seek and obtain damages from Buyer due to Buyer defaulting in its obligations hereunder which expressly survive the termination of this Agreement.
     13.2 Default by Seller. Except as otherwise set forth in Section 5.3(c) which matters will be handled in accordance with the provisions set forth therein, in the event of default by Seller, Buyer shall provide written notice to Seller of said default (the “Seller Default”). If the Seller Default can be cured by Seller at an expense not to exceed 2% of the Purchase Price, Seller must cure said Seller Default. Seller shall have a period of thirty (30) days after receipt of written notice from Buyer to Seller of the Seller Default in which to cure such Seller Default. As soon as the Seller Default has been cured by the Seller, Buyer shall proceed to Closing hereunder. If, despite Seller’s reasonable efforts to cure said Seller Default, Seller cannot cure said Seller Default within the thirty (30) day period, Seller may elect to extend the Closing an additional thirty (30) day period (the “Additional Extension”). If, after the Additional Extension, Seller cannot cure said Seller Default, Buyer shall have the option to elect to (i) proceed to Closing hereunder with no abatement of, credit against or reduction in the Purchase Price or (ii) to terminate this Agreement and receive reimbursement of the Earnest Money (including all interest thereon), in which event both parties shall be released of all further liability hereunder, except for the obligations hereunder which expressly survive the termination of this Agreement. In the event the cost to cure a Seller Default exceeds 2% of the Purchase Price or in the event the Seller Default is of a nature that it cannot be cured, Buyer may elect either (i) to terminate this Agreement and receive reimbursement of the Earnest Money (including all interest thereon), in which event both parties shall be released of all further liability hereunder, except for the obligations hereunder which expressly survive the termination of this Agreement or (ii) proceed to Closing hereunder, with no abatement of, credit against or reduction in the Purchase Price.
ARTICLE 14
NON-DEFAULT TERMINATION
     In the event of any termination of this Agreement pursuant to a provision expressly stating that the provisions of this Article are applicable, the following provisions shall apply:
(a)	except for those obligations which expressly survive termination of this Agreement, neither Buyer nor Seller shall have any further obligations hereunder; and

(b)	upon satisfaction of all of Buyer’s monetary obligations under this Agreement, which shall include Buyer’s obligation to restore the Property to the condition that existed prior to Buyer’s entry pursuant to Section 6.2 hereof, the Earnest Money (including interest earned thereon) shall be returned to Buyer upon Seller’s receipt of (i) written notice from Buyer expressly acknowledging the termination of all of Buyer’s interest in the Property and this Agreement; and (ii) all materials provided to Buyer by Seller or Seller’s agents, and any copies made by Buyer or Buyer’s agents pursuant to this Agreement; provided, however, that failure of Buyer to give Seller such notice shall not be construed to expand Buyer’s rights or remedies in any manner.
ARTICLE 15
INDEMNITIES
     15.1 Seller Indemnity.
     (a) Effective as of the Closing Date, Seller shall indemnify, defend and hold Buyer harmless from and against any actual, direct damages (and reasonable attorneys’ fees and other reasonable legal costs) incurred by Buyer within nine (9) months of the Closing Date (“Limitation Period”) resulting from an inaccuracy as of the Closing Date in the representations and warranties of Seller set forth in Section 3.1 hereof, of which inaccuracy Buyer had no knowledge of on or before the Closing Date. For purposes herein, Buyer’s knowledge means the knowledge of Joel Braun and Steven Dluzyn. Such agreement by Seller to so indemnify, defend and hold Buyer harmless shall be null and void except to the extent that, prior to the expiration of the Limitation Period, Seller shall have received notice from Buyer pursuant to Article 9 hereof referring to this Section and specifying the amount, nature, and facts underlying any claim being made by Buyer hereunder. Seller’s liability under this Section 15.1(a) shall be limited to damages, which, in the aggregate (i) exceed Fifty Thousand Dollars ($50,000.00) and (ii) are less than

Two Million and Dollars ($2,000,000). In no event shall Seller be liable for consequential, punitive and/or exemplary damages of any nature whatsoever.
     (b) Effective as of the Closing Date, Seller shall indemnify, defend and hold Buyer harmless from and against any actual, direct damages (but not for any attorneys’ fees and other legal costs incurred by Buyer if Seller or its insurer shall conduct the defense) incurred by Buyer with respect to a claim which (a) is made by a third party alleging a tort committed by Seller or (b) alleges bodily injury or property damage related to the Property and occurring during Seller’s ownership of the Property..
     15.2 Buyer Indemnity.
     (a) Effective as of the Closing Date, Buyer shall indemnify, defend and hold Seller harmless from and against any actual, direct damages (and reasonable attorneys’ fees and other reasonable legal costs) incurred by Seller within six (6) months of the Closing Date (“Limitation Period”) resulting from an inaccuracy as of the Closing Date in the representations and warranties of Buyer set forth in Section 3.3. Such agreement by Buyer to so indemnify, defend and hold Seller harmless shall be null and void except to the extent that, prior to the expiration of the Limitation Period, Buyer shall have received notice from Seller pursuant to Article 9 referring to this Section and specifying the amount, nature, and facts underlying any claim being made by Seller hereunder. In no event shall Buyer be liable for consequential, punitive and/or exemplary damages of any nature whatsoever. Buyer’s liability under this Section 15.2(a) shall be limited to damages which in the aggregate (i) exceed Fifty Thousand Dollars ($50,000) and (ii) are less than $2,000,000.
     (b) Effective as of the Closing Date, Buyer shall indemnify, defend and hold Seller harmless from and against any actual, direct damages (but not for any attorneys’ fees and other legal costs incurred by Seller if Buyer or its insurer shall conduct the defense) incurred by Seller in connection with or arising out of a claim which (a) is made by a third party alleging a tort committed by Buyer or (b) alleges bodily injury or property damage related to the Property occurring on or after the Closing Date.
     15.3 Unknown Environmental Liabilities. Unknown environmental liabilities (as defined below) shall be allocated in accordance with applicable law. As used herein, “Unknown Environmental Liabilities” means future obligations to remediate Hazardous Material contamination located on, or originating from the Property which occurred on or before the Closing Date, but only to the extent (a) the underlying Hazardous Material is not disclosed in Seller’s Environmental Report(s) or Buyer’s Environmental Report(s), (b) neither Seller nor Buyer has notice of such Hazardous Material as of the Closing Date, and (c) remediation or other action with respect to such Hazardous Material is then required by an applicable governmental agency under then current state or federal environmental laws or regulations and also would have been required under state or federal environmental laws or regulations existing as of the Closing Date. Neither Seller nor Buyer shall solicit the involvement of local, state or federal governmental agencies in any of the aforesaid determinations, except only to the extent required by law.

     15.4 Release. Except with respect to Seller’s indemnification obligations set forth in Section 15.1 hereof and Seller’s obligations, if any, under Section 15.3 hereof, Buyer, for itself and any of its designees, successors and assigns, hereby irrevocably and absolutely waives, releases, and forever discharges, and covenants not to file or otherwise pursue any legal action (whether based on contract, statutory rights, common law or otherwise) against the Indemnified Parties with respect to any and all suits, claims, damages, losses, causes of action, and all other expenses and liabilities relating to this Agreement or the Property, whether direct or indirect, known or unknown, contingent or otherwise (including, without limitation, suits, claims, damages, losses, causes of action, and all other expenses and liabilities relating to environmental law and/or the presence of Hazardous Materials or Indoor Air Pollutants), whether direct or indirect, known or unknown, foreseeable or unforeseeable, and whether relating to any period of time either before or after the Closing Date. In connection with this Section 15.4, Buyer hereby expressly waives the benefits of any provision or principle of federal or state law, or regulation that may limit the scope or effect of the foregoing waiver and release to the extent applicable.
          Except with respect to Buyer’s indemnification obligations set forth in Section 15.2 hereof and Buyer’s obligations, if any, under Section 15.3 hereof, Seller, for itself and any of its designees, successors and assigns, hereby irrevocably and absolutely waives, releases, and forever discharges, and covenants not to file or otherwise pursue any legal action (whether based on contract, statutory rights, common law or otherwise) against the Indemnified Parties with respect to any and all suits, claims, damages, losses, causes of action, and all other expenses and liabilities relating to this Agreement or the Property, whether direct or indirect, known or unknown, contingent or otherwise, whether direct or indirect, known or unknown, foreseeable or unforeseeable, and whether relating to any period of time either before or after the Closing Date. In connection with this Section 15.4, Seller hereby expressly waives the benefits of any provision or principal of federal or state law, or regulation that may limit the scope or effect of the foregoing waiver and release to the extent applicable.
     15.5 Survival. All of the provisions of this Article 15 shall survive the Closing.
ARTICLE 16
MISCELLANEOUS
     16.1 Survival of Representations, Covenants, and Obligations. Except as otherwise expressly provided herein, no representations, covenants, or obligations contained herein shall survive Closing or termination of this Agreement.
     16.2 Attorneys’ Fees. In the event of any litigation between the parties hereto concerning this Agreement, the subject matter hereof or the transactions contemplated hereby, the losing party shall pay the reasonable attorneys’ fees and costs incurred by the prevailing party in connection with such litigation, including appeals.
     16.3 Publicity. Buyer and Seller agree to treat this transaction as strictly confidential prior to Closing. Without limiting the foregoing, neither party will make any public announcement of the transactions contemplated herein, and will not directly or indirectly contact the Property’s vendors or contractors until after Closing occurs. Neither party will publicly advertise or announce the sale of the Property, except by mutual written consent, until after the Closing Date. In no event will either party advertise or announce the terms of this Agreement, except by mutual written consent.
     16.4 Captions. The headings or captions in this Agreement are for convenience only, are not a part of this Agreement, and are not to be considered in interpreting this Agreement.
     16.5 Waiver. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.
     16.6 Time. Time is of the essence with regard to each provision of this Agreement, including, without limitation, the Closing Date. If the final date of any period provided for herein for the performance of an obligation or for the taking of any action falls on a Saturday, Sunday, or national/banking holiday, then the time of that period shall be deemed extended to the next day which is not a Saturday, Sunday, or national/banking holiday. If the Closing Date provided for herein should fall on a Friday, Saturday, Sunday, or national/banking holiday, then the Closing Date shall be deemed extended to the next day which is not a Friday, Saturday, Sunday, or banking holiday. Each and every day described herein shall be deemed to end at 5:00 p.m. Central Time.
     16.7 Controlling Law. This Agreement shall be construed in accordance with the laws of the state of New York (without regard to principles of conflicts of law).
     16.8 Severability. If any one or more of the provisions of this Agreement shall be determined to be void or unenforceable by a court of competent jurisdiction or by law, such determination will not render this Agreement invalid or unenforceable, and the remaining provisions hereof shall remain in full force and effect.
     16.9 Construction. Buyer and Seller agree that each party and its counsel have reviewed, and if necessary, revised this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, exhibits, or schedules hereto.
     16.10 Execution. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, but such counterparts together shall constitute but one agreement.
     16.11 Amendments. This Agreement may be modified, supplemented, or amended only by a written instrument executed by Buyer and Seller.
     16.12 Entire Agreement. This Agreement constitutes the entire and complete agreement between the parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations, warranties, and statements, oral or written, are merged herein. No representation, warranty, covenant, agreement, or condition not expressed in this Agreement shall be binding upon the parties hereto or shall affect or be effective to interpret, change, or restrict the provisions of this Agreement.
     16.13 Tax Free Exchange. Notwithstanding anything to the contrary contained in this Agreement, Seller and Buyer acknowledge that Seller shall have the right at Closing to exchange the Real Property in a transaction intended to qualify as a tax free exchange under Section 1030 of the Code (a “Tax Free Exchange”). If Seller elects to effect a Tax Free Exchange pursuant to this Section 161.3, Seller shall provide written notice to Buyer prior to Closing, in which case Buyer shall enter into an exchange agreement and other exchange documents with a “qualified intermediary” (as defined in Treas. Reg. §1.103(k)-1(g)(4) of the Code) (the “Exchange Party”), pursuant to which Seller shall execute and deliver such documents as maybe required to complete the transactions contemplated by the Tax Free Exchange which are in form and substance reasonably acceptable to Buyer, and otherwise cooperate with Seller in all reasonable respects to effect the Tax Free Exchange. In no event shall Seller’s consummate of a Tax Free Exchange be a condition to Closing or delay or postpone the Closing. Seller shall indemnify, defend and hold Buyers harmless from and against any and all losses that may be incurred by Buyer in connection with Seller’s use of the transaction as a Tax Free Exchange. The provisions of this Section 16.13 shall survive the Closing or earlier termination of this Agreement.
     16.14 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original document, but all of which counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date.
         SELLER:
Suffern Self Storage, L.L.C., a Delaware limited liability company

By:	American Storage Properties North LLC, a Delaware limited liability company,

	By:	The Northwestern Mutual Life Insurance Company, A Wisconsin corporation, a member

		By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By:

, Managing Director

And

	By:	American Storage Properties North Investors LLC, a Delaware limited liability company, a member

By:

Stephen J. Garchik, Manager

By:

Andrew J. Czekaj, Manager

By:	Suffern Manager, LLC, a Delaware limited liability company, A member

	By:	American Storage Properties North LLC, a Delaware limited liability company,

		By:	The Northwestern Mutual Life Insurance Company, a Wisconsin corporation, a member

			By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By:

, Managing Director

And

		By:	American Storage Properties North Investors LLC, a Delaware limited liability company, a member

By:

Stephen J. Garchik, Manager

By:

Andrew J. Czekaj, Manager

Jersey City Self Storage, L.L.C., a Delaware limited liability company

By:	American Storage Properties North LLC, a Delaware limited liability company,

	By:	The Northwestern Mutual Life Insurance Company, a Wisconsin corporation, a member

		By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By:

, Managing Director

And

	By:	American Storage Properties North Investors LLC, a Delaware limited liability company, a member

By:

Stephen J. Garchik, Manager

By:

Andrew J. Czekaj, Manager

Bronx Self Storage, L.L.C., a Delaware limited liability company

By:	American Storage Properties North LLC, a Delaware limited liability company,

	By:	The Northwestern Mutual Life Insurance Company, a Wisconsin corporation, a member

		By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By:

, Managing Director

And

	By:	American Storage Properties North Investors LLC, a Delaware limited liability company, a member

By:

Stephen J. Garchik, Manager

By:

Andrew J. Czekaj, Manager

Linden Self Storage, L.L.C., A New Jersey limited liability company

By:	American Storage Properties North LLC, a Delaware limited liability company,

	By:	The Northwestern Mutual Life Insurance Company, a Wisconsin corporation, a member

		By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By:

, Managing Director

And

	By:	American Storage Properties North Investors LLC, a Delaware limited liability company, a member

By:

Stephen J. Garchik, Manager

By:

Andrew J. Czekaj, Manager

Webster Self Storage, L.L.C., a Delaware limited liability company

By:	American Storage Properties North LLC, a Delaware limited liability company,

	By:	The Northwestern Mutual Life Insurance Company, a Wisconsin corporation, a member

		By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By:

, Managing Director

And

	By:	American Storage Properties North Investors LLC, a Delaware limited liability company, a member

By:

Stephen J. Garchik, Manager

By:

Andrew J. Czekaj, Manager

The Storage Company LLC, a Delaware limited liability company

By:	American Storage Properties North LLC, a Delaware limited liability company,

	By:	The Northwestern Mutual Life Insurance Company, a Wisconsin corporation, a member

		By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By:

, Managing Director

And

	By:	American Storage Properties North Investors LLC, a Delaware limited liability company, a member

By:

Stephen J. Garchik, Manager

By:

Andrew J. Czekaj, Manager

American Storage Properties North LLC, a Delaware limited liability company,

By:	The Northwestern Mutual Life Insurance Company, a Wisconsin corporation, a member

	By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By:

, Managing Director

And

By:	American Storage Properties North Investors LLC, a Delaware limited liability company, a member

By:

Stephen J. Garchik, Manager

By:

Andrew J. Czekaj, Manager
[Signatures Continued on Following Page]

     BUYER:
Acadia Storage Post LLC,
a Delaware limited liability company

By:

Name:
Title:

RECEIPT BY ESCROWHOLDER
                                              Title Insurance Company shall serve as Escrowholder pursuant to the terms and provisions of that certain Real Estate Purchase and Sale Agreement between The Northwestern Mutual Life Insurance Company and                                          (the “Agreement”), and hereby acknowledges receipt of a fully executed copy of the Agreement and the Earnest Money referred to therein in the sum of                                         .                                           Title Insurance Company agrees to accept, hold, apply, and/or return such Earnest Money, and disburse any funds received pursuant to the provisions of the Agreement, and otherwise comply with the obligations of Escrowholder as set forth in the Agreement.

Fidelity National	Title Insurance Company

By:

Name:

Its:

Date of receipt:

EXHIBIT A-1
Form of Deed for NY Storage Facilities
THIS INDENTURE, made the                      day of                                                              , two thousand and
BETWEEN
                                                                                                                           party of the first part, and
                                                                                                                           party of the second part,
WITNESSETH, that the party of the first part, in consideration of Ten Dollars, and other valuable consideration paid by the party of the second part, does hereby grant and release unto the party of the second part, the heirs or successors and assigns of the part of the second part forever,
ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the
See Attached Schedule “A”
TOGETHER with all right, title and interest, if any, of the party of the first part in and to any streets and roads abutting the above described premises to the center lines thereof;
TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to said premises; TO HAVE AND TO HOLD the premises herein granted unto the party of the second part, the heirs or successors and assigns of the party of the second part forever,
SUBJECT TO all easements, restrictions, encumbrances and other matters of record.
AND the party of the first part covenants that the party of the first part has not done or suffered anything whereby the said premises have been encumbered in any way whatever, except as aforesaid.
AND the party of the first part, in compliance with Section 13 of the Lien Law, covenants that the party of the first part will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose. The word “party” shall be construed as if it read “parties” whenever the sense of this indenture so requires.
IN WITNESS WHEREOF, the party of the first part has duly executed this deed the day and year first above written.

In presence of:
[Add Signature Lines and Acknowledgments]

2

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
(Within New York State)

State of New York )
)ss.:
County of	)

On the                      day of                                          in the year 20            before me, the undersigned, personally appeared                                                                                                          , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Signature and Office of individual
taking acknowledgment
UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
(Outside of New York State)
State, District of Columbia, Territory, Possession, or Foreign Country
                                                             ) ss.:
On the                      day of                                          in the year 20               before me, the undersigned, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their/ capacity (ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the                                         . (Insert the city or other political subdivision and the state or country or other place the acknowledgment was taken).

(Signature and office of individual
taking acknowledgment.)

3

Schedule “A” to Deed
LEGAL DESCRIPTION

4

EXHIBIT A-2
Form of Deed for New Jersey Storage Facilities

RECORD AND RETURN TO:	PREPARED BY:
, Esq.
DEED
     This Deed is made on the                       day of                                                                , 20                     .
     Between:
                                                                           , a                                                                , having an address at                                                                                              (the “Grantor”).
     And:
                                                                           , a                                           , having an address at                                                                                          (the “Grantee”).
The terms “Grantor” and “Grantee” shall mean all Grantors and all Grantees listed above.
     Transfer of Ownership. In consideration for the sum of                                                                                                                              AND 00/100 DOLLARS ($                                        .00), the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby sells, grants and conveys (transfers ownership of) the Property (as defined below) to the Grantee.
     Tax Map Reference. (N.J.S.A. 46:15-2.1) Municipality of:                                                              ; The Property is known and designated as Block                                         , Lot                      on the official tax map of the                                                                                   , County of                      and State of New Jersey.
        .
     Property. The property conveyed by this Deed (the “Property”) consists of the land and all the buildings, structures, improvements and other fixtures on the land and all of the Grantor’s rights relating to the land, located in the                                                                 , County of                       and State of New Jersey. The legal description of the Property is as follows:
     See Schedule A, attached hereto and made a part hereof.
     BEING the same property conveyed to the Grantor herein by Deed from                                          dated                                           , recorded                                            in Deed Book                      , Page                      .
     THIS CONVEYANCE IS SUBJECT TO all easements, restrictions, encumbrances and other matters of record.

5

The mailing address of the Property is                                                                                  .
     Covenant As To Grantor’s Acts. The Grantor hereby covenants that the Grantor has done no act to encumber the Property. This promise is called a “covenant as to grantor’s acts” (N.J.S.A. 46:4-6). This promise means that the Grantor has not allowed anyone to obtain any legal rights which affect the Property (such as by making a mortgage or allowing a judgment to be entered against the Grantor).
[Signatures on next page]

6

     IN WITNESS WHEREOF, the Grantor has signed this Deed as of the date set forth above.

,

a

By:
Name:
Title:

STATE OF

ss.:

COUNTY OF

     I certify that on this                                          day of                                                                 , 20                                                                 personally came before me and stated to my satisfaction that she is (a) the maker of the attached Deed; (b) was authorized to and did execute this Deed as                                          of                                                                                   , a                                                                                  , the entity named in the Deed; and (c) made this Deed for $                    .00 as the full and actual consideration paid or to be paid for the transfer of title (such consideration is defined in N.J.S.A. 46:15-5).

Notary Public

7

SCHEDULE A
Legal Description

8

EXHIBIT B
ASSIGNMENT AND ASSUMPTION OF LEASES
     THIS ASSIGNMENT AND ASSUMPTION OF LEASES (“Assignment”) is made and entered into as of the                      day of                                         , 20                      , to be effective as of the Closing Date, by and between                                                                                                                 (“Assignor”), and                                            , a                                          (“Assignee”).
I.
RECITALS
     Assignor, as Seller, and Assignee, as Buyer, entered into that certain Real Estate Purchase and Sale Agreement (the “Agreement”) with an Effective Date of                                         , 20                    , for the purchase and sale of the real estate commonly known as                                         , which is legally described in Schedule 1 attached hereto and incorporated herein (the “Property”).
     Assignor desires to assign the rights, and Assignee desires to assume, the duties, obligations, and liabilities, of Assignor as landlord under the leases described on Schedule 2 attached hereto and incorporated herein (the “Leases”), to be effective upon the closing of the sale contemplated under the terms of the Agreement.
     All capitalized terms used in this Assignment without separate definition shall have the same meanings assigned to them in the Agreement.
     NOW, THEREFORE, in consideration of the recitals set forth above, which are made a part of this Assignment, the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1. Subject to the terms, covenants, conditions, and provisions of the Leases and this Assignment, Assignor hereby transfers, conveys, and assigns to Assignee all of its right, title, and interest as landlord in, to and under the Leases, and the security deposits under the Leases held by Assignor (the “Security Deposits”).
          2. Assignee hereby accepts the transfer, conveyance, and assignment of the Leases and Security Deposits from Assignor and, subject to the terms of the Agreement, assumes all rights, duties, obligations, and liabilities of Assignor under the Leases accruing after the Closing (as defined in the Agreement).
          3. Assignor agrees to and hereby does defend, indemnify and hold Assignee harmless from and against any and all losses, claims, demands, suits, expenses (including, without limitation, reasonable attorneys’ fees and disbursements and court costs), damages, obligations and liabilities incurred by Assignee, arising or accruing with respect to the Leases and the Security Deposits for the period prior to the Closing Date during Assignor’s ownership of the Property.
          4. Assignee agrees that, from and after the Closing Date, Assignee shall and does hereby defend, indemnify and hold Assignor harmless from and against any and all losses, claims, demands, suits expenses (including, without limitation, reasonable attroneys’ fees and disbursements and court costs), damages, obligations and liabilities incurred by Assignor, caused and arising or accruing with respect to the Leases and Security Deposits.
          5. This Assignment shall not merge with or limit or restrict any provision of the Agreement, and the provisions of the Agreement shall govern and control the rights and obligations of Assignor and Assignee with respect to all matters described therein, including, without limitation, representations and warranties, the apportionment of payment obligations, and indemnification obligations.
          6. This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee, and their respective legal representatives, [heirs], successors, and assigns.
          7. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.
     ASSIGNOR:
     ASSIGNEE:

By:
Name:
Its:

2

SCHEDULE 1
TO
ASSIGNMENT AND ASSUMPTION OF LEASES
LEGAL DESCRIPTION

SCHEDULE 2
TO
ASSIGNMENT AND ASSUMPTION OF LEASES
LIST OF LEASES

EXHIBIT C
LIST OF ENVIRONMENTAL REPORTS

Property	Reports Provided
Bruckner	Phase I ESA by ATC, dated 4/24/06

Fordham	ACM Survey by Whitestone, dated 6/12/02
Phase I ESA by Whitestone, dated 6/28/02
Supplemental Survey for Asbestos Containing Materials, dated 9/18/03
Phase I ESA by ATC, dated 5/11/06

Jersey City	Phase I ESA by Whitestone, dated 1/10/02
ACM Survey by Whitestone, dated 1/10/02
Preliminary Assessment/Site Investigation Report & Remedial Investigation/Remedial Action Workplan, dated 7/19/02
Remedial Action Report, dated 12/9/02
Limited Phase II Site Investigation by Whitestone, dated 3/8/02
Phase I ESA by LBG, dated 3/05
Property Location Map 3/1/05 (reference LBG report)
Site Plan and Surrounding Properties 3/14/05 (reference LBG report)

Lawrence	Phase I ESA by ATC, dated 10/14/05
Phase II Site Investigation by Whitestone, dated 7/13/05
Site Investigation Report by ATC, dated 10/14/05
Letter from Golder Associates Inc to New York State Department of Environmental Conservation, dated November 21, 2007

Long Island City	Phase I ESA by ATC, dated 4/21/06

Linden	ACM Survey by Whitestone, dated 12/20/02
Supplemental Survey for Asbestos Containing Materials, dated 12/20/02
Phase I ESA by Whitestone, dated 1/17/03
Phase I ESA by ATC, dated 2/16/06

New Rochelle	Phase I ESA by ATC, dated 4/24/06

Suffern	Phase I ESA Update by Whitestone, dated 11/30/01
Phase I ESA by LBG, dated 3/05
Property Location Map 3/1/05 (reference LBG report)
Site Plan and Surrounding Properties 3/14/05 (reference LBG report)

Webster	ACM Survey by Whitestone, dated 10/7/03
Limited Environmental Site Characterization, dated 12/29/03
Phase I ESA by Whitestone, dated 10/7/03
Phase I ESA by ATC, dated 9/26/05

Yonkers	Phase I ESA by ATC, dated 4/24/06

2

EXHIBIT D
EXCEPTIONS TO SELLER’S REPRESENTATIONS AND WARRANTIES
prepared
11/14/07

Property	Customer/Party Name	Date	Unit #	Complaint/Violation Description
Bruckner	NYC Fire Dept	5/3/2007	-	Remove locks and clear obstructions from roll down gates at exits on Bruckner Blvd & Brown Pl. Terry Lowther, consultant, has a scheduled court date for appeal Dec. 14th, 2007

Bruckner	NYC Environmental Control Board	5/15/2007	-	Sprinkler Control. Terry Lowther, consultant, is appealing

Fordham	West Side Movers	2/23/2007	2171	Contents put into empty unit without lock by Movers; contents disposed of. Received claim for subrogation from Attorney.

Fordham	Jasady Diaz	11/10/2007	1178	Unit had leak. Tenant was not insured and has since vacated

Fordham	Wanda Cook	Aug. 2007	1436	Contents of unit sold at auction. Customers claims letter stating that sale should be stopped was faxed to location. Valerie Fernandez, Regional Manager, is investigating.

Fordham	Jeffery Baez	Sept. 2007	1181	Unit was sold at auction. Tenant’s wife is attempting to get her goods back. Valerie Fernandez, Regional Manager, is investigating.

Jersey City	All Inclusive	5/26/2007	1102	Water from sprinkler room came into unit; half of room had water damage

Jersey City	All Inclusive	8/9/2007	1102	Water damage to unit caused by heavy rains

Lawrence	-	-	-	No issues to report

LIC	-	-	-	No issues to report

Linden	-	-	-	No issues to report

New Rochelle	New Rochelle Fire Dept.	10/23/2007	-	Sign above main entrance must be maintained. The switches on the sign should control it. Ballast needs to be repaired

New Rochelle	New Rochelle Fire Dept.	11/8/2007	-	Exit lights must be illuminated

New Rochelle	New Rochelle Fire Dept.	11/8/2007	-	Emergency lights must be illuminated at all times

New Rochelle	New Rochelle Fire Dept.	11/8/2007	-	Failure to maintain standpipe system

Suffern	Diana Fumuso	9/23/2006	1133	Customer claiming mold and mildew damage; working with customer to resolve

Webster	NYC Environmental Control Board	6/20/2007	-	Violation for not having equipment use permit for A/C.

Webster	Edna Blandon	11/11/2007	115	Mouse droppings in unit

2

EXHIBIT E
CERTIFICATE OF NON-FOREIGN STATUS
     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by                                                                                                          , the undersigned hereby certifies the following on behalf of                                                                                                                     :
1.	is a limited liability company and is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.	‘s U.S. employer identification number is ; and
3.	‘s home office address is .
                                                                                                              understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
     Under penalty of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of                                                       .
     Dated as of the                        day of                                                                 , 20                     .

EXHIBIT F
See Schedule 2 to Exhibit B for free rent (difference between Standard Rent and Actual Rent listed on the rent roll)
See attached listing of tenants in arrears.

2

EXHIBIT G
BILL OF SALE
                                                                                                                ,                                            ,                                                                            (“Seller”), in consideration of the sum of Ten and no/100 Dollars ($10.00) and other good and valuable consideration, to it in hand paid by                                                              (“Buyer”), the receipt and sufficiency of which is hereby acknowledged, sells to Buyer the personal property described on Schedule 1 attached hereto which is located on the land described on Schedule 2 attached hereto.
     SELLER MAKES NO WARRANTIES OR REPRESENTATIONS WHATSOEVER, INCLUDING WITHOUT LIMITATION, WARRANTIES OF CONDITION, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.
     IN WITNESS WHEREOF, Seller has executed this instrument as of                                         , 20                      to be effective as of the Closing Date. All capitalized terms used, but not defined herein, shall have the meanings ascribed to them in that certain Real Estate Purchase and Sale Agreement with an Effective Date of                                         , 20                    , between Seller and Buyer.

3

SCHEDULE 1
TO
BILL OF SALE
PERSONAL PROPERTY
(TO BE COMPLETED)

SCHEDULE 2
TO
BILL OF SALE
LEGAL DESCRIPTION

EXHIBIT H
SELLER’S CERTIFICATE
     THIS CERTIFICATE (this “Certificate”) is made as of this                      day of                                          , 20                    , to be effective as of the Closing Date, by                                                                                                                               (“Seller”) in favor of                                                              (“Buyer”).
RECITALS:
     Seller and Buyer entered into that certain Real Estate Purchase and Sale Agreement (the “Agreement”) with an Effective Date of                                         , 20                    , with respect to the purchase and sale of property commonly known as                                           , located at                                       in the City of                                           , County of                                            , State of                                           , described therein, and the Agreement provides that all of the representations and warranties and covenants of Seller in the Agreement shall be reaffirmed by Seller at Closing.
     Therefore, Seller hereby certifies to Buyer as follows:
1.	As of the date hereof, all of Seller’s representations, and warranties set forth in the Agreement, including, but not limited to, those set forth in Section 3.1 of the Agreement, were true, correct, and complete on the date of the Agreement, and remain true, correct, and complete on the date hereof.

2.	All capitalized terms used in this Certificate without separate definition shall have the same meanings assigned to them in the Agreement.
     IN WITNESS WHEREOF, this Certificate has been executed by the duly authorized representative of Seller the day and year first above written.
     SELLER:

EXHIBIT I
BUYER’S CERTIFICATE
     THIS CERTIFICATE (this “Certificate”) is made as of this                      day of                                          , 20                     , to                                                                                                          , by                                          (“Buyer”), in favor of                                                                                      (“Seller”).
RECITALS
     Seller and Buyer entered into that certain Real Estate Purchase and Sale Agreement (the “Agreement”) with an Effective Date of                                         , 20                    , with respect to the purchase and sale of property commonly known as                                         , located at                                            , in the City of                                         , County of                                           , State of                                            , described therein. The Agreement provides that all of the representations and warranties of Buyer in the Agreement shall be reaffirmed by Buyer at Closing.
     Therefore, Buyer hereby certifies to Seller effective as of the Closing Date (as defined in the Agreement) as follows:
1.	Buyer hereby reaffirms, as of the date hereof, that all of Buyer’s representations, and warranties set forth in the Agreement, including, but not limited to, those set forth in Section 3.3 of the Agreement, were true, correct, and complete on the date of the Agreement, and remain true, correct, and complete on the date hereof, without exception; and

2.	All capitalized terms used in this Certificate without separate definition shall have the same meanings assigned to them in the Agreement.
     IN WITNESS WHEREOF, this Certificate has been executed by the duly authorized representative of Buyer the day and year first above written.

BUYER:

By:

Name:

Its:

EXHIBIT J
INTENTIONALLY DELETED

2

EXHIBIT K
ASSIGNMENT AND ASSUMPTION
OF
SERVICE CONTRACTS AND OTHER OBLIGATIONS
     THIS ASSIGNMENT AND ASSUMPTION (this “Assignment”) is executed as of the                      day of                     , 20                    , to be effective as of the Closing Date, by and between                                                                                       (“Assignor”), and                                         , a                                         (“Assignee”).
RECITALS
     A. Assignor, as Seller, and Assignee, as Buyer, entered into that certain Real Estate Purchase and Sale Agreement (the “Agreement”) with an Effective Date of                                         , 20                    , for the purchase and sale of the real estate commonly known as                                         , which is legally described in Schedule 1 attached hereto and incorporated herein (the “Property”).
     B. In connection with the conveyance of the Property but subject to the provisions of the Agreement, Assignor desires to assign to Assignee all the service, maintenance and other contracts respecting the use, maintenance, development, sale, or operation of the Property or any portion thereof and all transferable guarantees and warranties for the Property and Assignee desires to accept said assignment and assume certain obligations of Assignor under said contracts upon the terms, covenants, and conditions set forth in this Assignment.
     C. All capitalized terms used in this Assignment without separate definition shall have the same meanings assigned to them in the Agreement.
AGREEMENT
          NOW, THEREFORE, in consideration of the recitals set forth above, which are made a part of this Assignment, the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Assignment of Service Contracts. Assignor hereby assigns, conveys, transfers, and sets over unto Assignee all of Assignor’s right, title, and interest in, to and under those certain service, maintenance, and other contracts and concessions respecting the use, maintenance, development, sale, or operation of the Property or any portion thereof, and all transferable guarantees and warranties for the Property, which are set forth on Schedule 2 attached hereto and incorporated herein, together with all amendments, extensions, renewals, and modifications thereto, to the extent assignable (collectively, the “Service Contracts”), together with all rights and privileges and subject to the covenants and conditions therein mentioned, including any warranties or guaranties with respect to any work performed pursuant to the Service Contracts, to have and to hold the same unto Assignee, its successors and assigns.
     2. Assumption of Service Contracts. As of the Closing Date (as defined in the Agreement), Assignee accepts said assignment of the Service Contracts and, subject to the terms of the Agreement, assumes all of Assignor’s obligations under the Service Contracts for the balance of the terms thereof following the Closing Date.
     3. Indemnification by Assignor. Assignor agrees to and hereby does defend, indemnify and hold Assignee harmless from and against any and all losses, claims, demands, suits, expenses (including, without limitation, reasonable attorneys’ fees and disbursements and court costs), damages, obligations and liabilities incurred by Assignee, arising or accruing with respect to the Service Contracts for the period prior to the Closing Date during Assignor’s ownership of the Property.
     4. Indemnification by Assignee. Assignee agrees that, from and after the Closing Date, Assignee shall and does hereby defend, indemnify and hold Assignor harmless from and against any and all losses, claims, demands, suits expenses (including, without limitation, reasonable attrorneys’ fees and disbursements and court costs), damages, obligations and liabilities incurred by Assignor, caused and arising or accruing with respect to the Service Contracts.
     5. No Merger. This Assignment shall not merge with or limit or restrict any provision of the Agreement, and the provisions of the Agreement shall govern and control the rights and obligations of Assignor and Assignee with respect to all matters described therein, including, without limitation, representations and warranties, the apportionment of payment obligations and indemnification obligations.
     6. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the Assignor and Assignee and each of their respective successors and assigns.
     7. Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.
     ASSIGNOR:
     ASSIGNEE:

By:

Name:
Its:

2

SCHEDULE 1
TO
ASSIGNMENT AND ASSUMPTION OF
SERVICE CONTRACTS AND OTHER OBLIGATIONS
LEGAL DESCRIPTION

SCHEDULE 2
TO
ASSIGNMENT AND ASSUMPTION OF
SERVICE CONTRACTS AND OTHER OBLIGATIONS
SERVICE CONTRACTS
—Bronx — Bruckner Boulevard — Western Pest Services, dated July 10, 2006
—305 West Fordham Road — Contract for Maintenance with Vanwell Electronics, Inc., dated April 1, 2006
—305 West Fordham Road — Contract with Waste Management of New York LLC (DBA Carting Company), dated January 7, 2006
—301-305 West Fordham Road — Western Pest Services, dated September 16, 2004
—181-203 Broadway, Jersey City, New Jersey — Green Earth Landscaping & Design, Inc., dated November 4, 2004
—191 Broadway, Jersey City, New Jersey — Interstate Waste Services of New Jersey, Inc., December 20, 2005
—Jersey City, Linden and Suffern — Green Earth Landscaping & Design, Inc., dated May 31, 2007
—Jersey City — Schindler Secure Plus, dated November 10, 2004
—Jersey City Self Storage — Systems Sales Corporation, dated November 1, 2006
—Lawrence Self Storage — Casey Systems, dated February 28, 2007
—640 Rockaway Turnpike, Lawrence, New York — Empire Property Management, dated November 15, 2006
—640 Rockaway Turnpike, Lawrence, New York — Regency Recycling Corp.
—640 Rockaway Turnpike, Lawrence, New York — ThyssenKrupp Elevator, dated August 30, 2007
—640 Rockaway Turnpike, Lawrence, New York — Western Pest Services, dated November 8, 2006
—Long Island City — Western Pest Services, July 10, 2006 401 Park Avenue, Linden, NJ — Systems Sales Corporation, dated November 18, 2006
—Linden Self Storage, LLC — ThyssenKrupp Elevator, dated October 1, 2006
—Linden Self Storage — Western Pest Services, dated September 20, 2004
—Linden Self Storage — Winter Services, Inc., dated December 27, 2006
—Linden Self Storage — Republic Services, Inc., dated October 27, 2004
—New Rochelle — A.T.N.M. Corp., dated September 1, 2006
—Suffern, New York — Green Earth Landscaping & Design, Inc., dated November 4, 2004
—Suffern New York — Green Earth Landscaping & Design, Inc., dated May 8, 2007
—Suffern New York — Signal Electronics Co, Inc., dated July 30, 2006
—Webster Self Storage — AFA Protective Systems, Inc.
—all properties — Day & Nite, dated April 10, 2007

EXHIBIT L
Intentionally Deleted

EXHIBIT M
Intentionally Deleted

EXHIBIT N
TENANT NOTICE LETTER
                                                                , 20
Dear Tenant:
This is to advise you that as of                                                                 , 20                     ,                                                                  (“Buyer”) has acquired the Property commonly known as                                                                  (“Property”) and                                                                                                           is now the property manager of the Property. The leasing office address of the Buyer’s property manager is:

All future payments of rent and other charges due under your lease, should be made payable to                                                              and delivered to the above-referenced leasing office. Your security deposit, if any, has also been transferred to Buyer and Buyer shall be responsible for its return to you pursuant to the terms of your lease agreement.
Should you have any questions concerning the acquisition of the Property, please call the property manager at                                                  .

Very truly yours,
     SELLER: [OR PROPERTY MANAGER ON BEHALF OF SELLER]

By:
Name:
Its:

     BUYER:

By:

Name:
Its:

EXHIBIT O
ASSIGNMENT AND ASSUMPTION OF REAL ESTATE PURCHASE AND SALE AGREEMENT
     This ASSIGNMENT AND ASSUMPTION OF REAL ESTATE PURCHASE AND SALE AGREEMENT (“Assignment”) is made as of                                                                , 20                      by and between                                                                                                                               (“Original Buyer”) and                                                                                                                               (“Assuming Buyer”) with respect to the following:
RECITALS
     A. Original Buyer and                                                                                                                           (“Seller”) have entered into that certain Real Estate Purchase and Sale Agreement dated as of                                                              (the “Agreement”), wherein Seller has agreed to sell to Original Buyer, and Original Buyer has agreed to purchase from Seller, certain real property and improvements located thereon as described in the Agreement (“Property”).
     B. Original Buyer desires to assign its interest in the Agreement to Assuming Buyer, and Assuming Buyer desires to assume such interest, all as hereinafter provided.
AGREEMENT
     In consideration of the foregoing Recitals and the mutual covenants and agreements contained in this Assignment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Original Buyer and Assuming Buyer agree as follows:
     1. Assignment of Agreement Original Buyer hereby assigns to Assuming Buyer all of Original Buyer’s right, title and interest in and to the Agreement, and Assuming Buyer hereby accepts such assignment. Assuming Buyer hereby assumes and agrees to perform, and to be bound by, all of the terms, covenants, conditions, and obligations imposed upon or assumed by Original Buyer under the terms of the Agreement.
     2. Joint and Several Liability Original Buyer shall not be released from any existing obligations under the Agreement as a result of this Assignment, and Assuming Buyer hereby agrees to be jointly and severally liable with Original Buyer for all representations, warranties, indemnities, waivers, releases, and other obligations and undertakings set forth in the Agreement, including, without limitation, the obligations and undertakings set forth in the Sections of the Agreement entitled “Buyer’s Reliance on Own Investigations; “AS-IS” Sale,” “Buyer Indemnity” and “Release”.
     3. Representations and Warranties of Assuming Buyer Assuming Buyer hereby represents and warrants to Seller that:
(a) Assuming Buyer is directly or indirectly controlled by Original Buyer;

(b) Assuming Buyer, and the individuals signing this Assignment on behalf of Assuming Buyer, have the full, legal power, authority, and right to execute and deliver and to perform their legal obligations under this Assignment. Assuming Buyer’s performance hereunder and the transactions contemplated hereby have been duly authorized by all requisite action on the part of Assuming Buyer and no remaining action is required to make this Agreement binding on Assuming Buyer.
(c) Assuming Buyer is not, and shall not become, a person or entity with whom U. S. persons or entities are restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or be otherwise associated with such persons or entities.
4. Miscellaneous
     (a) Entire Agreement. The Agreement, together with this Assignment, embodies the entire understanding between Original Buyer and Assuming Buyer with respect to its subject matter and can be changed only by an instrument in writing signed by Original Buyer and Assuming Buyer and approved in writing by Seller.
     (b) Time of Essence. Time is of the essence of each and every term, condition, obligation and provision hereof.
     (c) Counterparts. This Assignment may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute the same Assignment.
     (d) Applicable Law. This Assignment shall be governed by and construed and enforced in accordance with the laws of the state in which the Property is located without regard to conflicts of law principles.
     (e) Capitalized Terms. Capitalized terms used in this Assignment shall have the same meaning as set forth in the Agreement unless otherwise specifically defined herein.

2

     IN WITNESS WHEREOF, this Assignment has been executed as of the day and year second set forth above.

ORIGINAL BUYER:

By:

Name:

Title:

ASSUMING BUYER:

By:

Name:

Title:

3

Schedule 1
List of Properties
List of Properties and Owners

Owner	Property Location
Linden Self Storage, L.L.C	401 South Park Avenue, Linden, New Jersey (Linden)

Suffern Self Storage, L.L.C.	2 Dunnigan Drive, Montebello, Rockland County, New York (Suffern)

The Storage Company LLC	30-28 Starr Avenue, Long Island City, Queens, New York (LIC)

Webster Self Storage, L.L.C.	4077 Park Avenue, Bronx, New York (Webster)

Jersey City Self Storage, L.L.C.	191 Broadway & Lincoln Highway, Jersey City, New Jersey (Jersey City)

The Storage Company LLC	363 Huguenot Street, New Rochelle, New York (New Rochelle)

The Storage Company LLC	112 Bruckner Boulevard, Bronx, New York (Bruckner)

Bronx Self Storage, LLC	301-305 West Fordham Road, Bronx, New York (Fordham Road)

The Storage Company LLC	131 Saw Mill River Road, Yonkers, New York (Yonkers)

American Storage Properties North LLC	640 Rockaway Turnpike, Lawrence, New York (Lawrence)

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Schedule 2
List of Trucks Owned by the Seller

PROPERTY	TRUCK VIN #	PLATE #
Fordham/Webster	1GDHG31R5X1040197	XC982G	1999 GMC
Linden	1GDHG31R7X1041948	XC983G.	1999 GMC
Suffern	1FDWE35L12HB32989	24962JL	2002 FORD
TSC Truck #1	1FDWE37F1XHA03780	45309JT	1999 FORD 3MC
TSC Truck #2	2B7LB31Z8WK123882	45249JT	1998 DODGE V-35
TSC Truck #3	2B7KB31ZXRK130364	45248JT	1994 DODGE B-35

5

Schedule 3
Allocation of Purchase Price

property	price
lawrence	19,393,940
yonkers	12,606,060
jersey city	18,424,240
linden	18,424,240
suffern	17,454,550
LIC	22,303,030
new rochelle	15,515,152
fordham road	13,575,758
webster	7,757,575
bruckner	14,545,455
TOTAL `	160,000,000

6